Exhibit 10.42

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the year and date above first written.

LANDLORD:

900 NORTH MICHIGAN, LLC,
a Delaware limited liability company

By:	/s/ Patrick Meara
Print Name:	Patrick Meara
Title:	Vice President

TENANT:

GROSVENOR CAPITAL MANAGEMENT, L.P.,
an Illinois limited partnership

By:	/s/ Paul Meister
Print Name:	Paul Meister
Title:	V.P. of Grosvenor Holdings, L.L.C. Manager of GCM, L.L.C.
G.P. of Grosvenor Capital Management, L.P.

IN WITNESS WHEREOF, the following parties have executed this Amendment as of the year and date above first written.

SUBLESSOR:	SUBLESSEE:

JMB REALTY CORPORATION, a Delaware corporation	GROSVENOR CAPITAL MANAGEMENT, L.P., a Illinois limited partnership

By:	By:
Name:	Name:
Title:	Title:

LANDLORD:

900 NORTH MICHIGAN, LLC, a Delaware limited liability company

By:
Name:
Title:

S-1

FIFTH AMENDMENT TO OFFICE LEASE

THIS FIFTH AMENDMENT TO OFFICE LEASE (this "**Fifth Amendment**") is made and entered into as of May 31, 2012 (the "**Effective Date**"), by and between **900 NORTH MICHIGAN, LLC**, a Delaware limited liability ("**Landlord**"), and **GROSVENOR CAPITAL MANAGEMENT, L.P.**, an Illinois limited partnership ("**Tenant**").

RECITALS:

A. Landlord's predecessor in interest, LaSalle Bank National Association, as Trustee under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (the "**Trust**"), and Tenant entered into that certain Office Lease dated as of December 17, 2004 (the "**Original Lease**") pursuant to which the Trust leased to Tenant, and Tenant leased from the Trust, the "Premises" (as therein defined), in the property known as 900 North Michigan Building ("**Building**") the address of which is 900 North Michigan Avenue, Chicago, Illinois 60611 and consisting of approximately 72,883 square feet of rentable area on the 11th, 12th and 20th floors of the Building (the "**Original Premises**").

B. On or about April 27, 2005, the Trust assigned its interest in the Lease to Landlord.

C. On or about May 31, 2007, Tenant and Landlord entered into a First Amendment to Office Lease (the "**First Amendment**") to provide for Tenant's lease of additional space in the Building by subleasing from JMB Realty Corporation, a Delaware corporation ("**JMB**"), certain space located on the 13th floor of the Building, pursuant to that certain Sublease Agreement, dated as of June 1, 2007, by and between JMB and Tenant, as consented to and agreed upon by Landlord, as amended (as amended from time to time, the "**Sublease**").

D. On or about July 1, 2008, Tenant and Landlord entered into a Second Amendment to Office Lease (the "**Second Amendment**") to provide for Tenant's lease of additional space in the Building by exercising its right of first opportunity to lease certain space containing approximately 3,889 rentable square feet, and located on the 17th floor of the Building (together with the Original Premises, the "**Current Premises**").

E. On or about August 31, 2009 Tenant and Landlord entered into a Third Amendment to Office Lease (the "**Third Amendment**") to subordinate Tenant's right of first offer and right of first refusal with respect to certain space on the 18th floor of the Building to the right of the existing tenant thereunder to extend the current term of its lease.

F. On or about September 1, 2011 Tenant and Landlord entered into a Fourth Amendment to Office Lease (the "**Fourth Amendment**") to subordinate Tenant's right of first refusal and right of first offer with respect to certain space on the 16th and 17th floors of the Building to the right of LAMB Partners, an Illinois general partnership ("**Lamb**"). The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are hereinafter referred to together as the "**Existing Lease**, " and the Existing Lease, as amended by this Fifth Amendment, is referred to herein as the "**Lease**."

G. The Term of the Existing Lease is currently scheduled to terminate on September 30, 2018 (the "**Original Expiration Date**").

H. Tenant leases certain space on the 13th floor of the Building, containing, as of the Effective Date of this Fifth Amendment, approximately 19,690 square feet of rentable square feet (the "**13th Floor Space**"), from JMB pursuant to the Sublease. JMB and Tenant are entering into that certain Sixth Amendment to Sublease (the "**Sublease Sixth Amendment**") simultaneously with the execution and delivery of this Fifth Amendment. The Sublease, as amended by the Sublease Sixth Amendment, will expire on January 31, 2020 (the "**Sublease Termination Date**"), and Landlord has agreed to enter into a direct lease with Tenant for all of the space leased by Tenant pursuant to the Sublease on the Sublease Termination Date (such space is referred to herein as the "**Sublease Space**"). The Sublease Sixth Amendment is attached hereto as **Exhibit A**.

I. The parties now desire to amend the Lease to, among other things, extend the term of the Lease and to provide for the addition of the Sublease Space to the Lease from and after the Sublease Termination Date, all pursuant to the terms of the Lease, as amended and in accordance with the terms of this Fifth Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

1. **Extension of Lease Term**. The Term of the Lease is hereby extended for an additional period of ninety six (96) months (the "**Early Extension Period**") so that the Term shall expire on September 30, 2026, on all of the terms and conditions of the Existing Lease, as amended by this Fifth Amendment. Accordingly, as of the Effective Date, the "**Termination Date**" as defined in Section 1 of the Original Lease shall be amended to be September 30, 2026.

2. **Base Rent During Early Extension Period**. During the Early Extension Period, Tenant shall pay "Base Rent" pursuant to and in accordance with Section 2 of the Original Lease in the following amounts for the Current Premises:

20th Floor Rent

Period	Base Rent Rental Rate Per RSF Per Lease Year	Annual Base Rent	Monthly Base Rent
10/1/18-9/30/19	$21.50	$524,406.50	$43,700.54
10/1/19-9/30/20	$22.00	$536,602.00	$44,716.83

10/1/20-9/30/21	$22.50	$548,797.50	$45,733.13
10/1/21-9/30/22	$23.00	$560,993.00	$46,749.42
10/1/22-9/30/23	$23.50	$573,188.50	$47,765.71
10/1/23-9/30/24	$24.00	$585,384.00	$48,782.00
10/1/24-9/30/25	$24.50	$579,579.50	$48,298.29
10/1/25-9/30/26	$25.00	$609,775.00	$50,814.58

11th and 12th Floor Rent

Period	Base Rent Rental Rate Per RSF Per Lease Year	Annual Base Rent	Monthly Base Rent
10/1/18-9/30/19	$20.00	$969,840.00	$80,820.00
10/1/19-9/30/20	$20.50	$994,086.00	$82,840.50
10/1/20-9/30/21	$21.00	$1,018,332.00	$84,861.00
10/1/21-9/30/22	$21.50	$1,042,578.00	$86,881.50
10/1/22-9/30/23	$22.00	$1,066,824.00	$88,902.00
10/1/23-9/30/24	$22.50	$1,091,070.00	$90,922.50

10/1/24-9/30/25	$23.00	$1,115,316.00	$92,943.00
10/1/25-9/30/26	$23.50	$1,139,562.00	$94,963.50

17th Floor Rent

Period	Base Rent Rental Rate Per RSF Per Lease Year	Annual Base Rent	Monthly Base Rent
10/1/18-9/30/19	$20.00	$77,780.00	$6,481.67
10/1/19-9/30/20	$20.50	$79,724.50	$6,643.71
10/1/20-9/30/21	$21.00	$81,669.00	$6,805.75
10/1/21-9/30/22	$21.50	$83,613.50	$6,967.79
10/1/22-9/30/23	$22.00	$85,558.00	$7,129.83
10/1/23-9/30/24	$22.50	$87,502.50	$7,291.88
10/1/24-9/30/25	$23.00	$89,447.00	$7,453.92
10/1/25-9/30/26	$23.50	$91,391.50	$7,615.96

Total Rent With Respect to Current Premises:

Period	Annual Base Rent	Monthly Base Rent
10/1/18-9/30/19	$1,572,026.50	$131,002.21
10/1/19-9/30/20	$1,610,412.50	$134,201.04
10/1/20-9/30/21	$1,648,798.50	$137,399.88
10/1/21-9/30/22	$1,687,184.50	$140,598.71
10/1/22-9/30/23	$1,725,570.50	$143,797.54
10/1/23-9/30/24	$1,763,956.50	$146,996.38
10/1/24-9/30/25	$1,784,342.50	$148,695.21
10/1/25-9/30/26	$1,840,728.50	$153,394.04

Tenant shall not be required to pay the monthly Base Rent or Additional Rent for the Current Premises from October 1, 2018 through December 31, 2018, which rents shall abate in their entireties.

3. **Tenant Improvement Allowances**. Tenant shall be entitled to (i) an allowance with respect to the Current Premises in the amount equal to One Million One Hundred Fifty-One Thousand Five Hundred Eighty and No/100 Dollars ($1,151,580.00) (the "**Immediately Available Allowance**") (calculated by multiplying $15.00 by 76,772, being the number of rentable square feet in the Current Premises), which shall be available to Tenant from and after the Effective Date, and (ii) an allowance with respect to the portion of the Current Premises being leased by Tenant on October 1, 2018 in the amount equal to the product of $5.00 times the rentable square feet of the Current Premises that is leased by Tenant on October 1, 2018 (the "**2018 Allowance**"), which 2018

Allowance shall be available to Tenant from and after October 1, 2018. For purposes of calculating the 2018 Allowance, the rentable square feet of the Current Premises shall be reduced to reflect any exercise by Tenant of the "First Contraction Right" or the "Second Contraction Right," as such terms are defined in Section 4, below. All work performed by Tenant in accordance with this Section 3 shall, at Landlord's election, be subject to supervision by Landlord, but Landlord shall not be entitled to receive any payment for the costs of such supervision. The Immediately Available Allowance and the 2018 Allowance shall be paid pursuant to the terms of the Work Agreement, attached hereto as **Exhibit B** of this Fifth Amendment. Such allowance shall be in lieu of any other allowance to Tenant provided for in the Lease in connection with improvements to the Current Premises. Tenant shall forfeit any portion of the Immediately Available Allowance for which Tenant does not submit invoices and lien waivers during the twelve (12) month period immediately following the Effective Date. Tenant shall forfeit any portion of the 2018 Allowance for which Tenant does not submit invoices and lien waivers on or before October 1, 2019.

4. **Contraction Rights**.

A. Tenant shall have the right (the "**First Contraction Right**") to terminate this Lease with respect to the portion of the Premises located on the 20th Floor of the Building (the "**20th Floor Space**"), provided that (a) the First Contraction Right may be exercised only by giving Landlord written notice of Tenant's intention to terminate this Lease with respect to the 20th Floor Space no later than September 30, 2014, (b) the effective date of such termination shall be October 1, 2015, and (c) Tenant pays to Landlord a termination fee equal to $53.10 per rentable square foot of the 20th Floor Space, one half (1/2) of which shall be paid concurrently with the delivery of Tenant's notice electing to exercise the First Contraction Right, and one half (1/2) of which shall be paid prior to September 1, 2015.

B. If Tenant did not exercise the First Contraction Right, Tenant shall have the right (the "**Second Contraction Right**" and, together with the First Contraction Right, the "**Contraction Rights**") to terminate this Lease with respect to the portion of the Premises located on the 20th Floor Space, provided that (a) the Second Contraction Right may be exercised only by giving Landlord written notice of Tenant's intention to terminate this Lease with respect to the 20th Floor Space no later than September 30, 2017, (b) the effective date of such termination shall be October 1, 2018, and (c) Tenant pays to Landlord a termination fee equal to $30.00 per rentable square foot of the 20th Floor Space, one half (1/2) of which shall be paid concurrently with the delivery of Tenant's notice electing to exercise the Second Contraction Right, and one half (1/2) of which shall be paid prior to September 1, 2018.

C. A Contraction Right shall, at Landlord's election, be null and void if Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, as of the date that Tenant notifies Landlord of its exercise of the applicable Contraction Right or upon the effective date of the applicable Contraction Right.

D. Tenant's exercise of a Contraction Right shall not operate to cure any default by Tenant of any of the terms or provisions in this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the entire Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a Party

other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer the Contraction Rights herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the Contraction Rights granted herein. Time is of the essence of this provision.

5. **Expansion Space: 13th Floor**. Effective as of February 1, 2020 (the "**Expanded Premises Commencement Date**") and for the remainder of the Term (including any renewals and extensions thereof), the Sublease Space shall be added to the Premises leased by Tenant pursuant to the Lease and the term "Premises" shall be deemed, for all purposes under the Lease, to include both the Premises leased by Tenant pursuant to the Lease as of the Expanded Premises Commencement Date and the Sublease Space. The Sublease Space shall include (i) if and only if Tenant has not exercised the "Contraction Right" (as defined in the Sublease Sixth Amendment) pursuant to Section 10A of the Sublease Sixth Amendment, the 13th Floor Space and the "Fourth Expansion Space" if Tenant exercised the "Fourth Expansion Right" (as such terms are defined in the Sublease), and (ii) any additional space leased by Tenant on the 9th floor of the Building pursuant to the Sublease from and after the Effective Date of this Fifth Amendment. In connection with the addition of the Sublease Space to the Lease, the following terms and conditions shall apply (without limitation on the other terms and conditions of the Lease which will be applicable to the Sublease Space as a part of the Premises):

A. If and only if Tenant has not exercised the "Contraction Right" (as defined in the Sublease Sixth Amendment), then Base Rent due and payable pursuant to and in accordance with Section 2 of the Lease shall increase to include the following amounts for the 13th Floor Space (consisting of 19,690 rentable square feet), which consists of different rates for (i) a portion of the 13th Floor Space, in the amount of 7,371 rentable square feet (the "**Original Sublease Premises**"), and (ii) a portion of the 13th Floor Space consisting of 12,319 rentable square feet (the "**Added 13th Floor Space**"):

Base Rent With Respect to the Original Sublease Premises:

Period	Base Rent Rental Rate Per RSF Per Lease Year	Annual Base Rent	Monthly Base Rent
2/1/20-9/30/20	$21.00	*$154,791.00	$12,899.25
10/1/20-9/30/21	$21.50	$158,476.50	$13,206.38
10/1/21-9/30/22	$22.00	$162,162.00	$13,513.50

10/1/22-9/30/23	$22.50	$165,847.50	$13,820.63
10/1/23-9/30/24	$23.00	$169,533.00	$14,127.75
10/1/24-9/30/25	$23.50	$173,218.50	$14,434.88
10/1/25-9/30/26	$24.00	$176,904.00	$14,742.00

Base Rent With Respect to the Added 13th Floor Space:

Period	Base Rent Rental Rate Per RSF Per Lease Year	Annual Base Rent	Monthly Base Rent
2/1/20-9/30/20	$20.50	*$252,539.50	$21,044.96
10/1/20-9/30/21	$21.00	$258,699.00	$21,558.25
10/1/21-9/30/22	$21.50	$264,858.50	$22,071.54
10/1/22-9/30/23	$22.00	$271,018.00	$22,584.83
10/1/23-9/30/24	$22.50	$277,177.50	$23,098.13
10/1/24-9/30/25	$23.00	$283,337.00	$23,611.42
10/1/25-9/30/26	$23.50	$289,496.50	$24,124.71

*Annual Base Rent figure assumes Tenant were to occupy the applicable portion of the 13th Floor Space for an entire year.

Total Base Rent With Respect to the 13th Floor Space:

Period	Annual Base Rent	Monthly Base Rent
2/1/20-9/30/20	*$407,329.50	$33,944.13
10/1/20-9/30/21	$417,175.50	$34,764.63
10/1/21-9/30/22	$427,020.50	$35,585.04
10/1/22-9/30/23	$436865.50	$36,405.46
10/1/23-9/30/24	$446,710.50	$37,225.88
10/1/24-9/30/25	$456,555.50	$38,046.30
10/1/25-9/30/26	$466,400.50	$38,866.71

B. If and only if Tenant has not exercised the "Contraction Right" (as defined in the Sublease Sixth Amendment), and the Sublease Space includes the "Fourth Expansion Space" pursuant to Tenant's exercise of the "Fourth Expansion Right" (as such terms are defined in the Sublease), then Tenant shall pay Base Rent pursuant to and in accordance with Section 2 of the Lease with respect to the Fourth Expansion Space, on a square foot basis, at the rate then applicable to the 11th floor of the Premises (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises).

C. If the Sublease Space includes the "First 9th Floor Expansion Space" pursuant to Tenant's exercise of the "First 9th Floor Expansion Right" (as such terms are defined in the Sublease Sixth Amendment), then Tenant shall pay Base Rent pursuant to and in accordance with Section 2 of the Lease with respect to the First 9th Floor Expansion Space, on a square foot basis, at the rate then applicable to the 11th floor of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises).

D. If the Sublease Space includes the "Second 9th Floor Expansion Space" pursuant to Tenant's exercise of the "Second 9th Floor Expansion Right" (as such terms are defined in the Sublease Sixth Amendment), then Tenant shall pay Base Rent pursuant to and in accordance with Section 2 of the Lease with respect to the Second 9th Floor Expansion Space, on a square foot basis, at the rate then applicable to the 11th floor of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises).

E. If the Sublease Space includes any "ROFO Space" (as defined in the Sublease Sixth Amendment) pursuant to Tenant's exercise of the right of first opportunity contained in Section 8 of the Sublease Sixth Amendment, then Tenant shall pay Base Rent pursuant to and in accordance with Section 2 of the Lease with respect to such ROFO Space, on a square foot basis, at the rate then applicable to the 11th floor of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises).

F. If the Sublease Space includes any "ROFR Space" (as defined in the Sublease Sixth Amendment) pursuant to Tenant's exercise of the right of first refusal contained in Section 9 of the Sublease Sixth Amendment, then Tenant shall pay Base Rent pursuant to and in accordance with Section 2 of the Lease with respect to such ROFR Space, on a square foot basis, at the rate then applicable to the 11th floor of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises).

G. Effective on the Expanded Premises Commencement Date, Tenant's Prorata Share shall be increased to reflect the addition of the Sublease Space to the Premises.

6. **Tenant's 2022 Expansion Option.**

A. If Tenant has exercised the "First 9th Floor Expansion Right" and the "Second 9th Floor Expansion Right" (as such terms are defined in that certain Sublease Sixth Amendment, Tenant shall have a right (the "2022 Expansion Right") to lease the remainder of the space on the 9th floor of the Building (the "2022 Expansion Space"), on the same terms and provisions then in effect under the Lease, with the monthly Base Rent for such space, on a square foot basis, being equal to the rate then applicable to the 11th floor of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises). The 2022 Expansion Space shall be delivered to Tenant in an "as is" condition. Landlord shall provide an allowance to Tenant (the "**2022 Expansion Allowance**") equal to $70.00, multiplied by (i) the rentable square footage of the 2022 Expansion Space, and (ii) a fraction, the numerator of which is the number of months remaining in the Term after commencement of Rent for the 2022 Expansion Space and the denominator of which is 156 (based on the total number of months between October 1, 2013 and the Termination Date), which allowance will be available for Tenant's use in connection with its initial improvements to the 2022 Expansion Space (the "**2022 Expansion Improvements**"). Landlord shall pay Tenant or its designee, as set forth in the Work Agreement, the 2022 Expansion Allowance within twenty (20) days of presentation by Tenant of invoices, and partial or final lien waivers as applicable, with respect to the 2022

Expansion Improvements. Tenant shall forfeit any portion of the 2022 Expansion Allowance for which Tenant does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the 2022 Expansion Space to Tenant in connection with the 2022 Expansion Improvements. The Rent for the 2022 Expansion Space shall commence on the earlier to occur of (a) seventy-five (75) days after Landlord delivers the 2022 Expansion Space to Tenant, and (b) the date Tenant opens for business in the 2022 Expansion Space. The right to lease the 2022 Expansion Space may be exercised only by giving Landlord written notice of Tenant's intention to lease the 2022 Expansion Space no earlier than June 1, 2021, and no later than December 1, 2021. Within thirty (30) days of its receipt of Tenant's notice electing to lease the 2022 Expansion Space, Landlord shall provide written notice to Tenant indicating (a) the rentable square footage of the 2022 Expansion Space, and (b) the date when the 2022 Expansion Space shall be available for occupancy, which date shall (i) be no earlier than May 1, 2022 and no later than January 1, 2023, and (ii) be deemed the commencement date (but not the Rent commencement date) for Tenant's lease of the 2022 Expansion Space. Tenant shall then have thirty (30) days in which to notify Landlord in writing of its acceptance or rejection of the 2022 Expansion Space. Tenant's failure to accept or reject the 2022 Expansion Space within the foregoing thirty (30) day period, shall be deemed a rejection of the 2022 Expansion Space. Effective on the commencement date of Tenant's leasing of the 2022 Expansion Space, Tenant's Prorata Share shall be increased to reflect the addition of the 2022 Expansion Space to the Premises. After Tenant notifies Landlord of its acceptance of the 2022 Expansion Space, the parties shall execute an amendment to the Lease, adding such space, or such other documentation as Landlord shall reasonably require, and Landlord shall prepare the same, in order to confirm the leasing of such space to Tenant, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

B. Landlord shall inspect all VAV boxes located in the 2022 Expansion Space, if Tenant has exercised its 2022 Expansion Right with respect to such space, prior to the delivery of such space to Tenant, and Landlord shall make such repairs as are necessary to cause the VAV boxes in the 2022 Expansion Space to be in good working order. Any such repairs may be performed at the same time as Tenant is performing the 2022 Expansion Improvements and shall be completed by Landlord on or before Tenant's completion of the 2022 Expansion Improvements. Tenant shall inspect each VAV box promptly after Landlord notifies Tenant of the completion of any repairs with respect to such VAV box. Upon Tenant's acceptance of a VAV box in the 2022 Expansion Space, Landlord shall have no further obligations with respect to such VAV box and Tenant shall assume responsibility for the VAV box. In no event shall Tenant relocate any VAV box in the 2022 Expansion Space prior to Tenant's acceptance of such VAV box (and resulting assumption of responsibility with respect thereto).

C. The 2022 Expansion Right shall, at Landlord's election, be null and void if Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, as of the date that Tenant notifies Landlord of its exercise of the 2022 Expansion Right or upon the effective date of the 2022 Expansion Right.

D. The 2022 Expansion Right shall apply only with respect to the entire portion of the 2022 Expansion Space, and may not be exercised with respect to only a portion thereof. If Tenant shall fail to exercise the 2022 Expansion Right, after notice by Landlord of the availability of the 2022 Expansion Space, as provided herein, such right and all subsequent expansion rights (including any rights to ROFO Space pursuant to Section 8, below and rights to ROFR Space pursuant to Section 9, below) shall be deemed to have lapsed and expired, and shall be of no further force or effect, and Landlord may thereafter freely lease all or a portion of the applicable 2022 Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion (and free of Tenant's right of first opportunity pursuant to Section 8 and free of Tenant's right of first refusal pursuant to Section 9) shall be deemed to have lapsed and expired, and shall be of no further force or effect, and Landlord may thereafter freely lease all or a portion of the 2022 Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion (and free of Tenant's right of first opportunity pursuant to Section 8 and free of Tenant's right of first refusal pursuant to Section 9). If Tenant shall fail to exercise the First 9th Floor Expansion Right or the Second 9th Floor Expansion Right (as such terms are defined in the Sublease Sixth Amendment), then the 2022 Expansion Right shall be deemed to have lapsed and expired, and shall be of no further force or effect, and Landlord may thereafter freely lease all or a portion of the 2022 Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion (and free of Tenant's right of first opportunity pursuant to Section 8 and free of Tenant's right of first refusal pursuant to Section 9).

E. Tenant's exercise of the 2022 Expansion Right shall not operate to cure any default by Tenant of any of the terms or provisions in this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If this Sublease or Tenant's right to possession of the entire Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a Party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer, the 2022 Expansion Right herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the 2022 Expansion Right granted herein. Time is of the essence of this provision.

F. If Tenant exercises its right to lease any Floor 9 ROFO Space (as defined in Section 8, below) or any Floor 9 ROFR Space (as defined in Section 9, below), then the amount of space available to Tenant pursuant to the 2022 Expansion Right shall be reduced by the amount of such Floor 9 ROFO Space or Floor 9 ROFR Space so leased by Tenant. In addition, if the amount of space to be provided to Tenant pursuant to the First 9th Floor Option and Second 9th Floor Option (as such terms are defined in the Sublease Sixth Amendment) is reduced to zero pursuant to Section 7G of the Sublease Sixth Amendment, then the amount of the 2022 Expansion Space shall be reduced by an amount equal to the amount of square feet leased by Tenant pursuant to any additional rights to lease space on the 9th floor of the Building pursuant to Section 8 or 9 of the Sublease Sixth Amendment.

7. **Tenant's Termination Right**. Section 59 of the Original Lease is hereby deleted in its entirety. Provided that Tenant has not exercised the 2022 Expansion Right, Tenant shall have a one-time option (the "**Termination Option**") to terminate this Lease in its entirety, effective as of September 30, 2022 (the "**Early Termination Date**") upon the following terms and conditions:

A. Tenant provides Landlord with notice (the "**Termination Notice**") of Tenant's election to exercise the Termination Option not later than October 1, 2021.

B. Tenant pays to Landlord of a termination fee (the "**Termination Fee**") which Termination Fee shall equal to the sum of (i) the Unamortized Up-front Costs (defined below), equal to the sum of $26.85 per rentable square foot of the Current Premises, plus $26.81 per rentable square foot of the 13th Floor Space and the "Fourth Expansion Space" if Tenant exercised the "Fourth Expansion Right" (as such terms are defined in the Sublease), and (ii) the Aggregate Unamortized Additional Space Costs (defined below) as of the Early Termination Date. Tenant shall pay one half (1/2) of the Termination Fee concurrently with the delivery of the Termination Notice and one half (1/2) of the Termination Fee shall be paid thirty (30) days prior to vacating the Premises.

If Tenant timely and properly exercises the Termination Option, Rent shall be paid through and apportioned as of the Early Termination Date and neither party shall have any rights or liabilities accruing under this Lease after the Early Termination Date, except such rights and liabilities, which by the terms of this Lease, expressly survive the termination of this Lease. The Termination Option shall, at Landlord's election, be null and void if Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, as of the date that Landlord received the Termination Notice. Tenant's exercise of the Termination Option shall not operate to cure any default by Tenant of any of the terms or provisions in this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If Tenant's right to possession of the entire Premises shall terminate in any manner whatsoever before Tenant shall exercise the Termination Option, then immediately upon such termination or Transfer the Termination Option herein granted shall simultaneously terminate and become null and void. In the event that Tenant exercises the 2022 Expansion Right, the Termination Option shall be null and void. Time is of the essence of this provision.

C. As used herein:

i. "**Unamortized Up-front Costs**" shall mean an amount equal to the sum of $26.85 per rentable square foot of the Current Premises, plus $26.81 per rentable square foot of the 13th Floor Space and the "Fourth Expansion Space" if Tenant exercised the "Fourth Expansion Right" (as such terms are defined in the Sublease).

ii. "**Aggregate Unamortized Additional Space Costs**" shall mean the sum of the Unamortized Additional Space Costs for all Additional Space.

iii. "**Additional Space**" shall mean any (1) additional space leased by Tenant from and after the Effective Date pursuant to the terms of the Existing Lease as amended by this Fifth Amendment, including any space leased pursuant to Tenant's right of first offer set forth in Section 8 of this Fifth Amendment and Tenant's right of first refusal set forth in Section

9 of this Fifth Amendment, but excluding the addition of the Sublease Space to the space leased pursuant Section 5 of this Fifth Amendment, and (2) additional space leased by Tenant pursuant to the Sublease Sixth Amendment after the Effective Date thereof, including any space leased pursuant to the "First 9th Floor Expansion Right," the "Second 9th Floor Expansion Right," Tenant's right of first offer set forth in Section 8 of the Sublease Sixth Amendment, and Tenant's right of first refusal set forth in Section 9 of the Sublease Sixth Amendment, but excluding the "Fourth Expansion Space" if Tenant exercised the "Fourth Expansion Right" (as such terms in quotations are defined in the Sublease).

iv. "**Unamortized Additional Space Costs**" shall mean, with respect to each Additional Space, an amount equal to the remaining outstanding principal balance as of the Early Termination Date of a hypothetical loan having the following terms: (i) such hypothetical loan is made on the date that such Additional Space is added to the Lease or Sublease (as the case may be), (ii) the original principal amount of such hypothetical loan is equal to the Additional Space Costs (as defined below) for such Additional Space, (iii) such hypothetical loan bears interest at the rate of seven percent (7%) per annum (compounded monthly), and (iv) such hypothetical loan is fully amortizing through level monthly payments commencing on the last day of the month in which such Additional Space is added to the Lease or Sublease (as the case may be) and ending on September 30, 2026.

v. "**Additional Space Costs**" means any tenant improvement costs, leasing commissions, any Rent abatements and any reasonable attorneys' fees incurred by Landlord in connection with any Additional Space pursuant to this Lease or incurred by JMB in connection with any Additional Space pursuant to the Sublease, as the case may be.

8. **Right of First Offer**. Paragraph 57 of the Lease is hereby deleted. Tenant shall have the following right of first opportunity:

A. Subject to the terms of this Section 8, Tenant shall have a continuing right of first opportunity to any space (each a "**Floor 10-19 ROFO Space)** that becomes available after the Effective Date on floors ten (10) through nineteen (19) of the Building, when the same becomes legally available to lease from Landlord, in each case prior to any such Floor 10-19 ROFO Space being offered by Landlord to any other party (except for any JMB Related Party [as defined below] to whom Tenant's right of first opportunity is subject pursuant to Section 8E, below), on the same terms and provisions then in effect under this Lease, except that the Monthly Base Rent for any Floor 10-19 ROFO Space shall be equal to the rate then applicable to the 11th floor portion of the Premises (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises). Subject to the terms of this Section 8, Tenant shall have a continuing right of first opportunity to any space (each a "**Floor 9 ROFO Space**" and, together with the Floor 10-19 ROFO Space, the "**ROFO Space**") that becomes legally available to lease from Landlord on the ninth (9th) floor of the Building, in each case prior to any such Floor 9 ROFO Space being offered by Landlord to any other party (except for any JMB Related Party to whom Tenant's right of first opportunity is subject pursuant to Section 8E, below), on the same terms and provisions then in effect under this Lease, except that the Monthly Base Rent for any Floor 9 ROFO Space shall be equal to the rate then applicable to the 11th floor portion of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as

applicable to the 11th floor of the Premises). Landlord shall provide in connection with any ROFO Space an allowance to Tenant (the "**ROFO Space Allowance**") that shall be determined as follows:

(i) in the event that Tenant's lease with respect to any ROFO Space commences prior to October 1, 2013, then the ROFO Space Allowance with respect to such ROFO Space shall be equal to $55.00, multiplied by (i) the rentable square footage of the ROFO Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after the commencement of Rent for the ROFO Space and ending on the Original Expiration Date, and the denominator of which is one hundred fifty-six (which is the total number of months in the Term through the Original Expiration Date);

(ii) in the event that Tenant's lease with respect to any ROFO Space commences after October 1, 2013, then the ROFO Space Allowance with respect to such ROFO Space shall be equal to $70.00, multiplied by (i) the rentable square footage of the ROFO Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Rent for the ROFO Space and ending on the Termination Date, and the denominator of which is one hundred fifty-six (which is the total number of months from October 1, 2013 to the Termination Date);

The ROFO Space Allowance will be available for Tenant's use in connection with its initial improvements to the applicable ROFO Space (with respect to any such ROFO Space, the "**ROFO Space Improvements**"). Landlord shall pay Tenant or its designee, as set forth and in accordance with the Work Agreement, the ROFO Space Allowance within twenty (20) days of presentation by Tenant of invoices, and partial or final lien waivers as applicable, with respect to the ROFO Space Improvements. Tenant shall forfeit any portion of the ROFO Space Allowance for which Tenant does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the ROFO Space to Tenant in connection with the ROFO Space Improvements.

B. Landlord shall notify Tenant in writing when a ROFO Space becomes legally available to lease (a "**ROFO Notice**"), provided that no such notice may be given more than twelve (12) months prior to the date that Landlord reasonably anticipates that it will be able to deliver such ROFO Space to Tenant (except in the case of Pircher, Nichols & Meeks, as provided below). Such notice shall include the approximate date that Landlord anticipates that the ROFO Space will be available to Tenant, and the exact size and location of the ROFO Space. If Landlord has provided Tenant the opportunity to lease any "ROFR Space" (as defined in Section 9A, below) by delivering a "ROFR Notice" (as defined in Section 9B, below) more than 12 months prior to the date that Landlord reasonably anticipates that it will be able to deliver such ROFR Space to Tenant, then Landlord shall have no obligation to offer such ROFR Space to Tenant pursuant to Tenant's right of first opportunity contained in this Section 8. Notwithstanding the foregoing, in the case of Pircher, Nichols & Meeks ("**PNM**"), Landlord shall have the right to send Tenant a ROFO Notice with respect to the space leased by PNM at any time, including more than twelve (12) months prior to the date that Landlord reasonably anticipates that it will be able to deliver the ROFO Space leased by PNM to Tenant.

C. Tenant shall have thirty (30) days after receipt of a ROFO Notice in which to notify Landlord in writing, exercising Tenant's right to lease any applicable ROFO Space on the terms described herein, including an election by Tenant of the amount of the ROFO Space that Tenant desires to lease; provided, however, in the case of PNM, Tenant shall have no right to lease less than all of the ROFO Space leased by PNM. In the event that Tenant desires to lease less than all of a ROFO Space offered to it, Tenant and Landlord shall negotiate in good faith to agree on the exact size and configuration of such ROFO Space, such that the portion of the ROFO Space not leased by Tenant shall be of a configuration and size which Landlord can reasonably expect to be able to lease to a third party. If Tenant exercises the right to lease such ROFO Space, said lease shall commence on the earlier to occur of (a)(i) sixty (60) days after Landlord delivers the ROFO Space to Tenant, if such ROFO Space is for less than one-half of a full floor of the Building, or (ii) seventy-five (75) days after Landlord delivers the ROFO Space to Tenant, if such ROFO Space is for one-half or more of a full floor of the Building, and (b) the date Tenant opens for business in the ROFO Space, and shall continue for the duration of the Term. Effective on the commencement date of Tenant's leasing of the ROFO Space, Tenant's Prorata Share shall be increased to reflect the addition of the ROFO Space to the Premises. After Tenant validly exercises the right of first opportunity provided herein, the parties shall execute an amendment to this Lease, adding the ROFO Space, or a new lease for the ROFO Space, or such other documentation as Landlord shall reasonably require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such ROFO Space to Tenant, but an otherwise valid exercise of the right of first opportunity contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

D. If Tenant shall fail to exercise such right of first opportunity, after notice by Landlord of the availability of the applicable ROFO Space, Landlord may thereafter, for a period of six (6) months, freely lease all or a portion of the applicable ROFO Space to any other party, at any time, on any terms, in Landlord's sole discretion (and without any obligation to offer such ROFO Space to Sublessee pursuant to Section 9, below). If such ROFO Space is not leased within said period, the foregoing right of first opportunity shall again be applicable to such ROFO Space.

E. The foregoing right of first opportunity shall be subject to the existing tenants or occupants of the ROFO Space renewing their existing leases pursuant to options to extend previously granted, and in all events is subject and subordinate to any existing rights of any other parties to lease the ROFO Space, if such existing rights have already been granted prior to the date of this Amendment, including, without limitation, the rights of LAMB Partners to relocate from the 9th floor to the space on the 16th or 17th floor of the Building as set forth in Section 1a of the Fourth Amendment and the rights of Walton Street Capital, L.L.C. with respect to Suite 950 as set forth in Section 1b of the Fourth Amendment. Further, the foregoing right of first opportunity is in all events subject and subordinate to (i) the rights of a JMB Related Party to renew or extend the terms of such JMB Related Party's leasing of any Floor 10-19 ROFO Space currently leased or subleased by such JMB Related Party as of the Effective Date, whether pursuant to options to extend previously granted or pursuant to any other agreement heretofore or hereafter entered into by Landlord and such JMB Related Party, and (ii) the rights of a JMB Related Party to renew or extend the terms of their leasing of any Floor 9 ROFO Space currently leased or subleased by any JMB Related Party as of the Effective Date, whether pursuant to options to extend previously granted or

pursuant to any other agreement heretofore or hereafter entered into by Landlord and any JMB Related Party. "**JMB Related Party**" shall mean each of JMB Realty Corporation, Walton Street Capital, L.L.C., JMB Insurance, GEM Realty Capital, Inc., LAMB Partners, Rush Street Gaming, LLC and Delaware Street Capital.

F. If Tenant exercises any right of first opportunity granted herein, Landlord does not guarantee that the applicable ROFO Space will be available on the commencement date for the lease thereof, if the then existing occupants of the ROFO Space shall hold-over, or for any other reason beyond Landlord's reasonable control. In such event rent with respect to the ROFO Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of any such right of first opportunity shall not operate to cure any default by Tenant of any of the terms and provisions in this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The right of first opportunity herein shall, at Landlord's election, be null and void, if (a) Tenant is in default under this Lease, after receipt of notice thereof and the passage of any applicable cure period provided for in this Lease, on the date Tenant exercises its rights hereunder or at any proposed commencement date of this Lease for the applicable ROFO Space, (b) Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, during the period between the date Tenant exercises its rights hereunder and the proposed commencement date of the lease for the applicable ROFO Space, (c) Tenant exercises the "Contraction Right" set forth in Section 10 of the Sublease Sixth Amendment, (d) Tenant exercises any Contraction Right set forth in Section 4 this Fifth Amendment, or (e) Tenant exercises the Termination Option pursuant to Section 7 of this Fifth Amendment. In addition, the right of first opportunity with respect to the Floor 9 ROFO Space shall, at Landlord's election, be null and void, if (a) Tenant does not exercise the "First 9th Floor Expansion Right" as set forth in Section 7 of the Sublease Sixth Amendment, or (b) Tenant does not exercise the "Second 9th Floor Expansion Right" as set forth in Section 7 of the Sublease Sixth Amendment. If this Lease or Tenant's right to possession of the entire Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer, the right to lease the ROFO Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the right of first opportunity granted herein. Tenant agrees that time is of the essence of this provision.

G. If, due to the holdover of any existing tenant, Landlord fails to deliver to Tenant any ROFO Space, which Tenant has elected to lease pursuant to the terms of this Section 8, within 120 days of the scheduled date therefore, Tenant may deliver a notice to Landlord revoking its election to lease such ROFO Space, which notice shall be effective thirty (30) days after receipt thereof by Landlord, provided, however, that if Landlord delivers such ROFO Space to Tenant before the expiration of the foregoing thirty (30) day period, then Tenant's revocation notice shall be of no further force and effect.

H. In no event shall Tenant have the right to exercise the right of first opportunity granted herein with respect to any ROFO Space that would have a commencement date after the Early Termination Date unless Tenant waives in writing its right to exercise the Termination Option.

I. In no event shall Tenant have the right to exercise the right of first opportunity granted herein with respect to any ROFO Space that would have a commencement date after the Termination Date unless Tenant has exercised its option to extend the Term pursuant to Section 25 of the Lease.

9. **Right of First Refusal.** Paragraph 58 of the Lease is hereby deleted. Tenant shall have the following right of first refusal:

A. Subject to the terms of this Section 9, Tenant shall have a continuing right of first refusal to lease any space (each a "**Floor 10-19 ROFR Space)** that becomes available after the Effective Date on floors ten (10) through nineteen (19) of the Building, at such time as a third party (except for (i) PNM with respect to Floor 10, and (ii) any JMB Related Party with respect to Floors 10-19 to whom Tenant's right of first refusal is subject pursuant to Section 9E below) has expressed an interest in leasing such Floor 10-19 ROFR Space, when the same becomes legally available to lease from Landlord, on the same terms and provisions then in effect under this Lease, except that the Monthly Base Rent for any Floor 10-19 ROFR Space shall be equal to the rate then applicable to the 11th floor portion of the Premises (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises). Subject to the terms of this Section 9, Tenant shall have a continuing right of first refusal to lease any space (each a "**Floor 9 ROFR Space**" and, together with the Floor 10-19 ROFR Space, the "**ROFR Space**") that becomes legally available to lease from Landlord after the Effective Date on the ninth (9th) floor of the Building, at such time as a third party (except for any JMB Related Party to whom Tenant's right of first refusal is subject pursuant to Section 9E, below) has expressed an interest in leasing such Floor 9 ROFR Space, on the same terms and provisions then in effect under this Lease, except that the Monthly Base Rent for any Floor 9 ROFR Space shall be equal to the rate then applicable to the 11th floor portion of the Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Premises). Landlord shall provide in connection with any ROFR Space an allowance to Tenant (the "**ROFR Space Allowance**") that shall be determined as follows:

(i) in the event that Tenant's lease with respect to any ROFR Space commences prior to October 1, 2013, then the ROFR Space Allowance with respect to such ROFR Space shall be equal to $55.00, multiplied by (i) the rentable square footage of the ROFR Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after the commencement of Rent for the ROFR Space and ending on the Original Expiration Date, and the denominator of which is one hundred fifty-six (which is the total number of months in the Term through the Original Expiration Date);

(ii) in the event that Tenant's lease with respect to any ROFR Space commences after October 1, 2013, then the ROFR Space Allowance with respect to such ROFR Space shall be equal to $70.00, multiplied by (i) the rentable square footage of the ROFR Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Rent for the ROFR Space and ending on the Termination Date, and the denominator of which is one hundred fifty-six (which is the total number of months from October 1, 2013 to the Termination Date);

The ROFR Space Allowance will be available for Tenant's use in connection with its initial improvements to the applicable ROFR Space (with respect to any such ROFR Space, the "**ROFR Space Improvements**"). Landlord shall pay Tenant or its designee, as set forth and in accordance with the Work Agreement, the ROFR Space Allowance within twenty (20) days of presentation by Tenant of invoices, and partial or final lien waivers as applicable, with respect to the ROFR Space Improvements. Tenant shall forfeit any portion of the ROFR Space Allowance for which Tenant does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the ROFR Space to Tenant in connection with the ROFR Space Improvements.

B. Landlord shall notify Tenant (a "**ROFR Notice**") within thirty (30) days after Landlord has agreed in principle as to the major economic terms of any proposed lease with any third party (other than a JMB Related Party and PNM) for any ROFR Space. With respect to the space leased by PNM, provided that Landlord sends Tenant a ROFO Notice with respect to such space, Landlord shall have no obligation to send a ROFR Notice to Tenant, and Tenant shall have no right of first refusal with respect to the space leased by PNM. Each ROFR Notice shall include the approximate date that Landlord anticipates that the ROFR Space will be available to Tenant, and the exact size and location of the ROFR Space. Notwithstanding the foregoing or anything to the contrary in this Section 9, in the event that Landlord has offered ROFO Space to Tenant pursuant to Section 8, above, Tenant has failed to exercise its right of first opportunity with respect to such ROFO Space and, pursuant to Section 8D, Landlord is entitled to freely lease such ROFO Space for six (6) months as provided in Section 8D, then Landlord shall have no obligation to deliver a ROFR Notice with respect to such ROFO Space and Tenant shall have no right of first opportunity with respect to such ROFO Space during the 6-month period provided for in Section 8D.

C. Tenant shall have seven (7) business days after receipt of a ROFR Notice in which to notify Landlord in writing, exercising Tenant's right to lease any applicable ROFR Space on the terms described herein. If Tenant exercises the right to lease such ROFR Space, said lease shall commence on the earlier to occur of (a)(i) sixty (60) days after Landlord delivers the ROFR Space to Tenant, if such ROFR Space is for less than one-half of a full floor of the Building, or (ii) seventy-five (75) days after Landlord delivers the ROFR Space to Tenant, if such ROFR Space is for more than one-half of a full floor of the Building, and (b) the date Tenant opens for business in the ROFR Space, and shall continue for the duration of the Term. Effective on the commencement date of Tenant's leasing of the ROFR Space, Tenant's Prorata Share shall be increased to reflect the addition of the ROFR Space to the Premises. After Tenant validly exercises the right of first refusal provided herein, the parties shall execute an amendment to this Lease, adding the ROFR Space, or a new lease for the ROFR Space, or such other documentation as Landlord shall reasonably require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such ROFR Space to Tenant, but an otherwise valid exercise of the right of first refusal contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

D. The foregoing right of first refusal shall apply only with respect to the entire ROFR Space, and may not be exercised with respect to only a portion thereof, unless only a portion shall first become available (in which case, the foregoing right of first refusal shall apply to such portions, as the same become available). If Tenant shall fail to exercise such right of first refusal, after notice by Landlord of the availability of the applicable ROFR Space, Landlord may thereafter, for a period of six (6) months, freely lease all or a portion of the applicable ROFR Space to any

other party, at any time, on any terms, in Landlord's sole discretion. If such ROFR Space is not leased within said period, the foregoing right of first refusal shall again be applicable to such ROFR Space.

E. The foregoing right of first refusal shall be subject to the existing tenants or occupants of the ROFR Space renewing their existing leases pursuant to options to extend previously granted, and in all events is subject and subordinate to any existing rights of any other parties to lease the ROFR Space, if such existing rights have already been granted prior to the date of this Lease, including, without limitation, the rights of LAMB Partners to relocate from the 9th floor to the space on the 16th or 17th floor of the Building as set forth in Section 1a of the Fourth Amendment and the rights of Walton Street Capital, L.L.C. with respect to Suite 950 as set forth in Section 1a of the Fourth Amendment. Further, the foregoing right of first refusal is in all events subject and subordinate to the rights of (i) a JMB Related Party to renew or extend the terms of such JMB Related Party's leasing of any Floor 10-19 ROFR Space currently leased or subleased by such JMB Related Party as of the Effective Date, whether pursuant to options to extend previously granted or pursuant to any other agreement heretofore or hereafter entered into by Landlord and such JMB Related Party, and (ii) any JMB Related Party to renew or extend the terms of their leasing of any Floor 9 ROFR Space currently leased or subleased by any JMB Related Party as of the Effective Date, whether pursuant to options to extend previously granted or pursuant to any other agreement heretofore or hereafter entered into by Landlord and any JMB Related Party.

F. If Tenant exercises any right of first refusal granted herein, Landlord does not guarantee that the applicable ROFR Space will be available on the commencement date for the lease thereof, if the then existing occupants of the ROFR Space shall hold-over, or for any other reason beyond Landlord's reasonable control. In such event rent with respect to the ROFR Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of any such right of first refusal shall not operate to cure any default by Tenant of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The right of first refusal herein shall, at Landlord's election, be null and void, if (a) Tenant is in default under this Lease, after receipt of notice thereof and the passage of any applicable cure period provided for in this Lease, on the date Tenant exercises its rights hereunder or at any proposed commencement date of this Lease for the applicable ROFR Space, (b) Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, during the period between the date Tenant exercises its rights hereunder and the proposed commencement date of this Lease for the applicable ROFR Space, (c) Tenant exercises the "Contraction Right" set forth in Section 10 of the Sublease Sixth Amendment, (d) Tenant exercises the Contraction Right set forth in Section 4 of this Fifth Amendment, or (e) Tenant exercises the Termination Option pursuant to Section 7 of this Fifth Amendment. In addition, the right of first refusal with respect to the Floor 9 ROFR Space shall, at Landlord's election, be null and void, if (a) Tenant does not exercise the "First 9th Floor Expansion Right" as set forth in Section 7 of the Sublease Sixth Amendment, or (b) Tenant does not exercise the "Second 9th Floor Expansion Right" as set forth in Section 7 of the Sublease Sixth Amendment. If this Lease or Tenant's right to possession of the entire Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer, the right to lease the ROFR Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances

whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the right of first refusal granted herein. Tenant agrees that time is of the essence of this provision.

G. If, due to the holdover of any existing tenant, Landlord fails to deliver to Tenant any ROFR Space, which Tenant has elected to lease pursuant to the terms of this Section 9, within 120 days of the scheduled date therefore, Tenant may deliver a notice to Landlord revoking its election to lease such ROFR Space, which notice shall be effective thirty (30) days after receipt thereof by Landlord, provided, however, that if Landlord delivers such ROFR Space to Tenant before the expiration of the foregoing thirty (30) day period, then Tenant's revocation notice shall be of no further force and effect.

H. In no event shall Tenant have the right to exercise the right of first refusal granted herein with respect to any ROFR Space that would have a commencement date after the Early Termination Date unless Tenant waives in writing its right to exercise the Termination Option.

I. In no event shall Tenant have the right to exercise the right of first opportunity granted herein with respect to any ROFR Space that would have a commencement date after the Termination Date unless Tenant has exercised its option to extend the Term pursuant to Section 25 of the Lease.

10. **Option to Renew and Related Provisions**. Tenant shall continue to have the two (2) options to extend the Term of the Lease as set forth in Section 25 of the Lease. Section 1 of the First Amendment is hereby deleted in its entirety. Tenant's option to renew the Term for the second Extension Period is contingent upon Tenant having exercised the option to extend the Term for the first Extension Period. Each option to extend the Term of the Lease shall apply with respect to all space leased by Tenant pursuant to the Lease. Section 24.2 of the Original Lease shall be modified by deleting the first sentence thereof and inserting the following in its place: "Within thirty (30) days of its receipt of Tenant's notice of its election to exercise the option to renew for the first Extension Period or second Extension Period, as the case may be, Landlord shall provide Tenant with written notice setting forth its determination of the Prevailing Rental Rate." In addition, Section 24.3 shall be deleted and the following inserted in its place:

"24.3 In recognition that the Prevailing Rental Rate may not be determined until after the commencement of an Extension Period, Tenant shall pay during the period from the first day of the applicable Extension Period until the Prevailing Rental Rate is determined, the amount of Rent then in effect (including Base Rent, and all other charges) with respect to each portion of the Premises. Under no circumstances shall the Rent during the foregoing time period ever be less than such amount of Rent then in effect under the Lease with respect to each portion of the Premises on per rentable square foot basis, regardless of the Prevailing Rental Rate, as determined in accordance with the foregoing provisions. If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefore, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant during foregoing time period."

11. **Stacking Plan**. Attached hereto as **Exhibit C** is a so-called "stacking plan" which shows Landlord's internal records of the current expiration dates as of the date of this Fifth Amendment of each tenant located on floors 9 through 19 of the Building. The attached stacking plan is attached hereto for informational purposes only. Tenant acknowledges that Landlord has made no representations and warranties with respect to the information contained in the stacking plan, that Landlord shall have no liability if any information contained in the stacking plan is incorrect and that in the event of a conflict between the information on the stacking plan and the terms of any tenant's lease, the terms of the tenant's lease shall control.

12. **Brokers.** Neither Landlord nor Tenant has dealt with any brokers or agents in connection with the negotiation or execution of this Fifth Amendment other than Steinco Inc. and Thomas Omundson, whose commissions will be payable by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

13. **Successors and Assigns**. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

14. **Counterparts**. This Fifth Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

15. **Whole Agreement.** This Fifth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the latter provisions shall govern and control. Except as expressly amended herein, the original terms and conditions of the Lease remain in full force and effect.

16. **Not an Offer.** Neither party shall be bound by this Fifth Amendment until Landlord and Tenant both have executed and delivered the same to our other party.

17. **Capitalized Terms.** All capitalized terms used but not defined herein shall have the meanings attributed to them in the Lease.

No further text on this page. Signature page follows.

Exhibit A

Sixth Amendment to Sublease Agreement

SIXTH AMENDMENT TO SUBLEASE AGREEMENT

THIS SIXTH AMENDMENT TO SUBLEASE AGREEMENT (this "**Amendment**") is made and entered into as of May __, 2012 (the "**Effective Date**"), by and between **JMB REALTY CORPORATION**, a Delaware corporation ("**Sublessor**"), and **GROSVENOR CAPITAL MANAGEMENT, L.P.**, an Illinois limited partnership ("**Sublessee**"), as consented to and agreed upon by **900 NORTH MICHIGAN, LLC**, a Delaware limited liability company ("**Landlord**").

RECITALS:

A. Landlord and Sublessor have heretofore entered into that certain lease captioned "SECOND AMENDED AND RESTATED OFFICE LEASE," dated as of April 27, 2005 (the "**Master Lease**"), for the premises (the "**Premises**") further described therein, in the building commonly known as 900 North Michigan Avenue, Chicago, Illinois (the "**Building**").

B. Sublessor and Sublessee entered into that certain Sublease Agreement, dated as of June 1, 2007 (the "**Original Sublease**") pursuant to which Sublessee leased from Sublessor approximately 7,371 rentable square feet of space located on the thirteenth (13th) floor of the Building (the "**Original Sublease Premises**"), as amended by (i) that certain First Amendment to Sublease Agreement, dated as of July 8, 2008 (the "**First Amendment**"), pursuant to which Sublessee leased from Sublessor approximately 3,463 rentable square feet of space located on the thirteenth (13th) floor of the Building (the "**First Expansion Space**"), (ii) that certain Second Amendment to Sublease Agreement, dated as of August 31, 2009 (the "**Second Amendment**"), (iii) that certain Third Amendment to Sublease Agreement, dated as of December 15, 2010 (the "**Third Amendment**") pursuant to which Sublessee leased from Sublessor approximately 1,765 rentable square feet of space located on the thirteenth (13th) floor of the Building (the "**Space B Expansion Space**"), (iv) that certain Fourth Amendment to Sublease Agreement, dated as of April 15, 2011 (the "**Fourth Amendment**") pursuant to which Sublessee leased from Sublessor approximately 4,505 rentable square feet of space located on the ninth (9th) floor of the Building in the space currently known as Suite 960 (the "**9th Floor Temporary Space**"), and (v) that certain Fifth Amendment to Sublease Agreement, dated as of September 1, 2011 (the "**Fifth Amendment**") pursuant to which Sublessee leased from Sublessor approximately 2,914 rentable square feet of space located on the thirteenth floor (13th) of the Building (the "**Second Expansion Space**") and approximately 4,177 rentable square feet of space located on the thirteenth (13th) floor of the Building (the "**Third Expansion Space,**" and, together with the Second Expansion Space, the "**Second and Third Expansion Space**") and pursuant to which Sublessee relocated the 9th Floor Temporary Space to the Second and Third Expansion Space. The Original Sublease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment (collectively, the "**Sublease**"), consisting of the Original Sublease Premises, the First Expansion Space, the Space B Expansion Space and the Second and Third Expansion Space contains approximately 19,690 rentable square feet of space on the thirteenth (13th) floor of the Building (collectively, the "**Sublease Premises**"), all as consented and agreed upon by Landlord.

C. The term of the Sublease is currently scheduled to terminate on September 30, 2018 (the "**Original Expiration Date**").

D. Simultaneously with the execution and delivery of this Amendment, Landlord and Sublessee are amending the terms of the Primary Lease pursuant to that certain Fifth Amendment to Office Lease (the "**Primary Lease Fifth Amendment**"), which Primary Lease Fifth Amendment provides for, among other things, the extension of the term of the Primary Lease to September 30, 2026 (the "**Extended Expiration Date**") and provides for the expansion of the premises demised under the Primary Lease to include the Sublease Premises together with any additional space leased by Sublessee pursuant to the terms of this Amendment, upon the "Sublease Termination Date" (as such term is amended by this Amendment).

E. The parties now desire to amend the Sublease to, among other things, extend the term of the Sublease, all pursuant to the terms of the Sublease, as amended and in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

1. **Extension of Term.** The Sublease Term is hereby extended for an additional period of sixteen (16) months (the "**Extension Period**") so that the Sublease Term shall expire on January 31, 2020, on all of the terms and conditions of the Sublease, as amended by this Amendment. Accordingly, as of the Effective Date, the "Sublease Termination Date" as defined in Section 3 of the Original Sublease shall be amended to be January 31, 2020.

2. **Sublease Rent**. During the Extension Period, the Base Sublease Rent which Sublessee shall pay to Sublessor with respect to the Current Sublease Premises (as defined below) is as follows:

Base Sublease Rent with Respect to the Original Sublease Premises:

Period	Annual Base Sublease Rent	Monthly Base Sublease Rent	Base Sublease Rent Per RSF
10/1/18-9/30/19	$151,105.50	$12,592.13	$20.50
10/1/19-1/31/20	*$154,791.00	$12,899.25	$21.00

Base Sublease Rent with Respect to the First Expansion Space, the Space B Expansion Space and the Second and Third Expansion Space:

Period	Annual Base Sublease Rent	Monthly Base Sublease Rent	Base Sublease Rent Per RSF
10/1/18-9/30/19	$246,380.00	$20,531.67	$20.00
10/1/19-1/31/20	*$252,539.50	$21,044.96	$20.50

Total Base Sublease Rent With Respect to Current Sublease Premises:

Period	Annual Base Sublease Rent	Monthly Base Sublease Rent
10/1/18-9/30/19	$397,485.50	$33,123.80
10/1/19-1/31/20	*$407,330.50	$33,944.21

*Annual Base Rent figure assumes Sublessee were to occupy the Current Sublease Premises for an entire year.

Sublessee shall not be required to pay the monthly Base Sublease Rent or Additional Sublease Rent for the Current Sublease Premises from October 1, 2018 through December 31, 2018, which rents shall abate in their entireties. For purposes of this Amendment, the "**Current Sublease Premises**" shall mean the 19,690 rentable square feet of space leased by Sublessee on the 13th floor of the Building on the Effective Date.

3. **Allowance.** Sublessee shall be entitled to (i) an allowance for improvements to the Current Sublease Premises in the amount equal to $295,350.00 (the "**Immediately Available Allowance**"), which shall be available to Sublessee from and after the Effective Date, and (ii) provided that Sublessee has not exercised the "Contraction Right" (as defined in Section 10A, below), an allowance for improvements to the Sublease Premises in the amount equal to $98,450.00 (the "**2018 Allowance**" and, together with the Immediately Available Allowance, the "**Extension Allowance**"), which 2018 Allowance shall be available to Sublessee from and after October 1, 2018 and may be applied toward the costs of any improvements to any of the Sublease Premises under the Sublease or the Premises under the Primary Lease completed from and after the Effective Date. All work performed by Sublessee in accordance with this Section 3 shall, at Sublessor's election, be subject to supervision by Sublessor, but Sublessor shall not be entitled to receive any payment for the costs of such supervision. The Immediately Available Allowance and the 2018 Allowance shall be paid pursuant to the terms of the Work Agreement, attached hereto as **Exhibit A** of this Amendment. Such allowance shall be in lieu of any other allowance to Sublessee provided for in the Sublease in connection with improvements to the Current Sublease Premises. Sublessee shall forfeit any portion of the Immediately Available Allowance for which Sublessee does not submit invoices and lien waivers during the twelve (12) month period immediately following the Effective Date. In the event that Sublessee exercises the Contraction Right, then Sublessee shall forfeit the right to receive the 2018 Allowance. Sublessee shall forfeit any portion of the 2018 Allowance for which Sublessee does not submit invoices and lien waivers on or before October 1, 2019.

4. **Deletion of Option to Renew**. Section 30 of the Original Sublease is hereby deleted in its entirety.

5. **Deletion of Termination Option**. Sublessee and Sublessor confirm that Section 32 of the Original Sublease was deleted as a result of Sublessee's exercise of the Third Expansion Right.

6. **Fourth Expansion Right**. Sublessor and Sublessee each confirm that the Fourth Expansion Right remains in effect pursuant to the terms of Section 31d of the Original Sublease.

7. **Ninth Floor Expansion Rights**.

A. If Sublessee has exercised the Fourth Expansion Right, Sublessee shall have a right (the "**First 9th Floor Expansion Right**") to approximately 10,000 rentable square feet, plus or minus ten percent (10%), of additional space (the "**First 9th Floor Expansion Space**"), located on the 9th floor of the Building, on the same terms and provisions then in effect under this Sublease, with the Annual Base Sublease Rent for such space being equal to the rate then applicable to the 11th floor of the Primary Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the premises under the Primary Lease (the "**Primary Premises**"). The First 9th Floor Expansion Space shall be delivered to Sublessee in an "as is" condition. Sublessor shall provide an allowance to Sublessee (the "**First 9th Floor Expansion Allowance**") equal to $70.00, multiplied by (i) the rentable square footage of the First 9th Floor Expansion Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Rent for the First 9th Floor Expansion Space and ending on the Extended Expiration Date, and the denominator of which is one hundred fifty-six (156) (which is the total number of months from October 1, 2013 to the Extended Expiration Date), which allowance will be available for Sublessee's use in connection with its initial improvements to the First 9th Floor Expansion Space (the "**First 9th Floor Expansion Space Improvements**"). Sublessor shall pay Sublessee or its designee, as set forth and in accordance with the Work Agreement, the First 9th Floor Expansion Allowance within twenty (20) days of presentation by Sublessee of invoices, and partial or final lien waivers as applicable, with respect to the First 9th Floor Expansion Space Improvements. Sublessee shall forfeit any portion of the First 9th Floor Expansion Allowance for which Sublessee does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the First 9th Floor Expansion Space to Sublessee in connection with the First 9th Floor Expansion Space Improvements. The Rent for the First 9th Floor Expansion Space shall commence on the earlier to occur of (a) seventy-five (75) days after Sublessor delivers the First 9th Floor Expansion Space to Sublessee, and (b) the date Sublessee opens for business in the First 9th Floor Expansion Space. The right to lease the First 9th Floor Expansion Space may be exercised only by giving Sublessor written notice of Sublessee's intention to lease the First 9th Floor Expansion Space no earlier than June 1, 2015 and no later than December 1, 2015. Within thirty (30) days of its receipt of Sublessee's notice electing to lease the First 9th Floor Expansion Space, Sublessor shall provide written notice to Sublessee indicating (a) the rentable square footage of the First 9th Floor Expansion Space, and (b) the date when the First 9th Floor Expansion Space shall be available for occupancy, which date shall (i) be no earlier than May 1, 2016 and no later than January 1, 2017, and (ii) be deemed the commencement date (but not the Rent commencement date) for Sublessee's lease of the First 9th Floor Expansion Space. Sublessee shall then have thirty (30) days in which to notify Sublessor in writing of its acceptance or rejection of the First 9th Floor Expansion Space. Sublessee's failure to accept or reject the First 9th Floor Expansion Space within the foregoing thirty (30) day period, shall be deemed a rejection of the First 9th Floor Expansion Space. Effective on the commencement date for Sublessee's lease of the First 9th Floor Expansion Space, Sublessee's Prorata Share shall be increased to reflect the addition of the First 9th Floor Expansion Space to the Sublease Premises. After Sublessee notifies Sublessor of its acceptance of the First 9th Floor Expansion Space, the parties shall execute an amendment to this Sublease, adding such space, or

such other documentation as Sublessor shall reasonably require, and Sublessor shall prepare the same, in order to confirm the leasing of such space to Sublessee, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

B. If Sublessee has exercised the Fourth Expansion Right and the First 9th Floor Expansion Right, Sublessee shall have a right (the "**Second 9th Floor Expansion Right**" and, together with the First 9th Floor Expansion Right, the "**9th Floor Expansion Rights**") to approximately 10,000 rentable square feet, plus or minus ten percent (10%), of additional space (the "**Second 9th Floor Expansion Space**"), located on the 9th floor of the Building, on the same terms and provisions then in effect under this Sublease, with the Annual Base Sublease Rent for such space, on a square foot basis, being equal to the rate then applicable to the 11th floor of the Primary Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Primary Premises). The Second 9th Floor Expansion Space shall be delivered to Sublessee in an "as is" condition. Sublessor shall provide an allowance to Sublessee (the "**Second 9th Floor Expansion Allowance**") equal to $70.00, multiplied by (i) the rentable square footage of the Second 9th Floor Expansion Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Rent for the Second 9th Floor Expansion Space and ending on the Extended Expiration Date, and the denominator of which is one hundred fifty-six (156) (which is the total number of months from October 1, 2013 to the Extended Expiration Date), which allowance will be available for Sublessee's use in connection with its initial improvements to the Second 9th Floor Expansion Space (the "**Second 9th Floor Expansion Space Improvements**"). Sublessor shall pay Sublessee or its designee, as set forth and in accordance with the Work Agreement, the Second 9th Floor Expansion Allowance within twenty (20) days of presentation by Sublessee of invoices, and partial or final lien waivers as applicable, with respect to the Second 9th Floor Expansion Space Improvements. Sublessee shall forfeit any portion of the Second 9th Floor Expansion Allowance for which Sublessee does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the Second 9th Floor Expansion Space to Sublessee in connection with the Second 9th Floor Expansion Space Improvements. The Rent for the Second 9th Floor Expansion Space shall commence on the earlier to occur of (a) seventy-five (75) days after Sublessor delivers the Second 9th Floor Expansion Space to Sublessee, and (b) the date Sublessee opens for business in the Second 9th Floor Expansion Space. The right to lease the Second 9th Floor Expansion Space may be exercised only by giving Sublessor written notice of Sublessee's intention to lease the Second 9th Floor Expansion Space no earlier than June 1, 2018 and no later than December 1, 2018. Within thirty (30) days of its receipt of Sublessee's notice electing to lease the Second 9th Floor Expansion Space, Sublessor shall provide written notice to Sublessee indicating (a) the rentable square footage of the Second 9th Floor Expansion Space, and (b) the date when the Second 9th Floor Expansion Space shall be available for occupancy, which date shall (i) be no earlier than May 1, 2019 and no later than January 1, 2020, and (ii) be deemed the commencement date (but not the Rent commencement date) for Sublessee's lease of the Second 9th Floor Expansion Space. Sublessee shall then have thirty (30) days in which to notify Sublessor in writing of its acceptance or rejection of the Second 9th Floor Expansion Space. Sublessee's failure to accept or reject the Second 9th Floor Expansion Space within the foregoing thirty (30) day period, shall be deemed a rejection of the Second 9th Floor Expansion Space. Effective on the commencement date for Sublessee's lease of the Second 9th Floor Expansion Space, Sublessee's Prorata Share shall be increased to reflect the addition of the Second 9th Floor Expansion Space to the Sublease Premises.

After Sublessee notifies Sublessor of its acceptance of the Second 9th Floor Expansion Space, the parties shall execute an amendment to this Sublease, adding such space, or such other documentation as Sublessor shall reasonably require, and Sublessor shall prepare the same, in order to confirm the leasing of such space to Sublessee, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

C. Sublessor shall inspect all VAV boxes located in the Fourth Expansion Space, the First 9th Floor Expansion Space and the Second 9th Floor Expansion Space, if Sublessee has exercised its expansion option with respect to such space, prior to delivery of such space to Sublessee, and Sublessor shall make such repairs as are necessary to cause the VAV boxes in the applicable expansion space to be in good working order. Any such repairs may be performed at the same time as Sublessee is performing the Fourth Expansion Improvements, First 9th Floor Expansion Improvements or Second 9th Floor Expansion Improvements, as the case may be, and shall be completed by Sublessor on or before Sublessee's completion of the Fourth Expansion Improvements, First 9th Floor Expansion Improvements or Second 9th Floor Expansion Improvements, as the case may be. Sublessee shall inspect each VAV box promptly after Sublessor notifies Sublessee of the completion of any repairs with respect to such VAV box. Upon Sublessee's acceptance of a VAV box in the Fourth Expansion Space, the First 9th Floor Expansion Space or the Second 9th Floor Expansion Space, as the case may be, Sublessor shall have no further obligations with respect to such VAV box and Sublessee shall assume responsibility for the VAV box. In no event shall Sublessee relocate any VAV box in the Fourth Expansion Space, the First 9th Floor Expansion Space or the Second 9th Floor Expansion Space, prior to Sublessee's acceptance of such VAV box (and resulting assumption of responsibility with respect thereto).

D. The 9th Floor Expansion Rights shall, at Sublessor's election, be null and void if Sublessee is in default under this Sublease, after the expiration of any applicable notice and cure period, as of the date that Sublessee notifies Sublessor of its exercise of any 9th Floor Expansion Right or upon the effective date of such 9th Floor Expansion Right.

E. Sublessee's exercise of any 9th Floor Expansion Right shall not operate to cure any default by Sublessee of any of the terms or provisions in this Sublease, nor to extinguish or impair any rights or remedies of Sublessor arising by virtue of such default. If this Sublease or Sublessee's right to possession of the entire Sublease Premises shall terminate in any manner whatsoever before Sublessee shall exercise the right herein provided, or if a Transfer of all or any portion of the Sublease Premises to a Party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer the 9th Floor Expansion Rights herein granted shall simultaneously terminate and become null and void. Such right is personal to Sublessee. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the 9th Floor Expansion Rights granted herein. Time is of the essence of this provision.

F. The 9th Floor Expansion Rights shall apply only with respect to the entire portion of the First 9th Floor Expansion Space and Second 9th Floor Expansion Space, as applicable, and may not be exercised with respect to only a portion thereof. If Sublessee shall fail to exercise either of the 9th Floor Expansion Rights, after notice by Sublessor of the availability of the applicable Expansion Space, as provided herein, such right and all subsequent expansion rights

(including any subsequent 9th Floor Expansion Rights, rights to ROFO Space pursuant to Section 8, below and rights to ROFR Space pursuant to Section 9, below) shall be deemed to have lapsed and expired, and shall be of no further force or effect, and Sublessor may thereafter freely lease all or a portion of the applicable Expansion Space to any other party, at any time, on any terms, in Sublessor's sole discretion (and free of Sublessee's right of first opportunity pursuant to Section 8 and free of Sublessee's right of first refusal pursuant to Section 9). If Sublessee shall fail to exercise the Fourth Expansion Right, then the 9th Floor Expansion Rights shall be deemed to have lapsed and expired, and shall be of no further force or effect, and Sublessor may thereafter freely lease all or a portion of the 9th Floor to any other party, at any time, on any terms, in Sublessor's sole discretion (and free of Sublessee's right of first opportunity pursuant to Section 8 and free of Sublessee's right of first refusal pursuant to Section 9). If Sublessee shall exercise the Fourth Expansion Right but fails to exercise the First 9th Floor Expansion Right, then the Second 9th Floor Expansion Right shall be deemed to have lapsed and expired, and shall be of no further force or effect, and Sublessor may thereafter freely lease all or a portion of the Second 9th Floor Expansion Space to any other party, at any time, on any terms, in Sublessor's sole discretion (and free of Sublessee's right of first opportunity pursuant to Section 8 and free of Sublessee's right of first refusal pursuant to Section 9).

G. If Sublessee exercises its right to lease any ROFO Space (as defined in Section 8, below) or any ROFR Space (as defined in Section 9, below), then the amount of space available to Sublessee pursuant to the 9th Floor Expansion Rights shall be reduced by the amount of such ROFO Space or ROFR Space so leased by Sublessee, with the reduction of space available to Sublessee pursuant to the 9th Floor Expansion Rights applied first, to reduce the First 9th Floor Expansion Space until the First 9th Floor Expansion Space has been reduced to zero, and then, to reduce the Second 9th Floor Expansion Space until the Second 9th Floor Expansion Space has been reduced to zero.

8. **Right of First Offer**.

A. Subject to the terms of this Section 8, Sublessee shall have a continuing right of first opportunity to any space (each, a "**ROFO Space**") that becomes available after the Effective Date on the ninth (9th) floor of the Building prior to any such ROFO Space being offered by Sublessor to any other party (except for any JMB Related Party [as defined below] to whom Sublessee's right of first opportunity is subject pursuant to Section 8E, below), when the same becomes legally available to lease, on the same terms and provisions then in effect under the Sublease, except that (a) the Annual Base Sublease Rent for any ROFO Space shall be equal to the rate then applicable to the 11th floor portion of the Primary Premises, **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Primary Premises), and (b) Sublessor shall provide in connection with such ROFO Space an allowance to Sublessee (the "**ROFO Space Allowance**") that shall be determined as follows:

(1) in the event that Sublessee's sublease with respect to any ROFO Space commences prior to October 1, 2013, then the ROFO Space Allowance with respect to such ROFO Space shall be equal to $55.00, multiplied by (i) the rentable square footage of the ROFO Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Sublease Rent for the ROFO Space and ending on the Original

Expiration Date, and the denominator of which is one hundred fifty-six (which is the total number of months in the Sublease Term through the Original Expiration Date);

(2) in the event that Sublessee's sublease with respect to any ROFO Space commences after October 1, 2013, then the ROFO Space Allowance with respect to such ROFO Space shall be equal to $70.00, multiplied by (i) the rentable square footage of the ROFO Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Sublease Rent for the ROFO Space and ending on September 30, 2026, and the denominator of which is one hundred fifty-six (which is the total number of months from October 1, 2013 to September 30, 2026);

The ROFO Space Allowance will be available for Sublessee's use in connection with its initial improvements to the ROFO Space (the "**ROFO Space Improvements**"). Sublessor shall pay Sublessee or its designee, as set forth and in accordance with the Work Agreement, the ROFO Space Allowance within twenty (20) days of presentation by Sublessee of invoices, and partial or final lien waivers as applicable, with respect to the ROFO Space Improvements. Sublessee shall forfeit any portion of the ROFO Space Allowance for which Sublessee does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the ROFO Space to Sublessee in connection with the ROFO Space Improvements.

B. Sublessor shall notify Sublessee in writing when a ROFO Space becomes legally available to lease (a "**ROFO Notice**"), provided that no such notice may be given more than twelve (12) months prior to the date that Sublessor reasonably anticipates that it will be able to deliver such ROFO Space to Sublessee. Such notice shall include the approximate date that Sublessor anticipates that the ROFO Space will be available to Sublessee, and the exact size and location of the ROFO Space. If Sublessor has provided Sublessee the opportunity to lease any "ROFR Space" (as defined in Section 9A, below) by delivering a "ROFR Notice" (as defined in Section 9B, below) more than 12 months prior to the date that Sublessor reasonably anticipates that it will be able to deliver such ROFR Space to Sublessee, then Sublessor shall have no obligation to offer such ROFR Space to Sublessee pursuant to Sublessee's right of first opportunity contained in this Section 8.

C. Sublessee shall have thirty (30) days after receipt of a ROFO Notice in which to notify Sublessor in writing, exercising Sublessee's right to lease any applicable ROFO Space on the terms described herein, including an election by Sublessee of the amount of the ROFO Space that Sublessee desires to lease. In the event that Sublessee desires to lease less than all of a ROFO Space offered to it, Sublessee and Sublessor shall negotiate in good faith to agree on the exact size and configuration of such ROFO Space, such that the portion of the ROFO Space not leased by Sublessee shall be of a configuration and size which Sublessor can reasonably expect to be able to lease to a third party. If Sublessee exercises the right to lease such ROFO Space, said lease shall commence on the earlier to occur of (a)(i) sixty (60) days after Sublessor delivers the ROFO Space to Sublessee, if such ROFO Space is for less than one-half of the 9th floor of the Building, or (ii) seventy-five (75) days after Sublessor delivers the ROFO Space to Sublessee, if such ROFO Space is for one-half or more of the 9th floor of the Building, and (b) the date Sublessee opens for business in the ROFO Space, and shall continue for the duration of the Sublease Term. Effective on the commencement date for Sublessee's lease of the ROFO Space, Sublessee's Prorata Share shall be increased to reflect the addition of the ROFO Space to the Sublease Premises. After

Sublessee validly exercises the right of first opportunity provided herein, the parties shall execute an amendment to the Sublease, adding the ROFO Space, or a new lease for the ROFO Space, or such other documentation as Sublessor shall reasonably require, promptly after Sublessor shall prepare the same, in order to confirm the leasing of such ROFO Space to Sublessee, but an otherwise valid exercise of the right of first opportunity contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

D. If Sublessee shall fail to exercise such right of first opportunity, after notice by Sublessor of the availability of the applicable ROFO Space, Sublessor may thereafter, for a period of six (6) months, freely lease all or a portion of the applicable ROFO Space to any other party, at any time, on any terms, in Sublessor's sole discretion (and without any obligation to offer such ROFO Space to Sublessee pursuant to Section 9, below). If such ROFO Space is not leased within said period, the foregoing right of first opportunity shall again be applicable to such ROFO Space.

E. The foregoing right of first opportunity shall be subject to the existing tenants or occupants of the ROFO Space renewing their existing leases pursuant to options to extend previously granted, and in all events is subject and subordinate to any existing rights of any other parties to lease the ROFO Space, if such existing rights have already been granted prior to the date of this Amendment. As of the Effective Date of this Amendment, the only tenants with options to extend previously granted in existing leases for ROFO Space are Walton Street Capital, L.L.C. and LAMB Partners as such rights are set forth on Exhibit B attached hereto and made a part hereof. Further, the foregoing right of first opportunity is in all events subject and subordinate to the rights of (i) a JMB Related Party to renew or extend the terms of such JMB Related Party's leasing of any ROFO Space currently leased or subleased by such JMB Related Party as of the Effective Date, whether pursuant to options to extend previously granted or pursuant to any other agreement heretofore or hereafter entered into by Sublessor and such JMB Related Party, and (ii) a JMB Related Party to lease space on the 9th Floor of the Building free of Sublessee's right of first opportunity granted herein. "**JMB Related Party**" shall mean each of JMB Realty Corporation, Walton Street Capital, L.L.C., JMB Insurance, GEM Realty Capital, Inc., LAMB Partners, Rush Street Gaming, LLC and Delaware Street Capital.

F. If Sublessee exercises any right of first opportunity granted herein, Sublessor does not guarantee that the applicable ROFO Space will be available on the commencement date for the lease thereof, if the then existing occupants of the ROFO Space shall hold-over, or for any other reason beyond Sublessor's reasonable control. In such event rent with respect to the ROFO Space shall be abated until Sublessor legally delivers the same to Sublessee, as Sublessee's sole recourse. Sublessee's exercise of any such right of first opportunity shall not operate to cure any default by Sublessee of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Sublessor arising by virtue of such default. The right of first opportunity herein shall, at Sublessor's election, be null and void, if (a) Sublessee is in default under the Sublease, after receipt of notice thereof and the passage of any applicable cure period provided for in this Sublease, on the date Sublessee exercises its rights hereunder or at any proposed commencement date of the Sublease for the applicable ROFO Space, (b) Sublessee is in default under this Sublease, after the expiration of any applicable notice and cure period, during the period between the date Sublessee exercises its rights hereunder and the proposed commencement date of the Sublease for the applicable ROFO Space, (c) Sublessee exercises the Contraction Right set forth in Section 10,

below, (d) Sublessee exercises any "Contraction Rights" as defined the Primary Lease Fifth Amendment, or (e) Sublessee does not exercise any of the Fourth Expansion Right, the First 9th Floor Expansion Right or the Second 9th Floor Expansion Right. If the Sublease or Sublessee's right to possession of the entire Subleased Premises shall terminate in any manner whatsoever before Sublessee shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer, the right to lease the ROFO Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Sublessee. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the right of first opportunity granted herein. Sublessee agrees that time is of the essence of this provision.

G. If, due to the holdover of any existing tenant, Sublessor fails to deliver to Sublessee any ROFO Space, which Sublessee has elected to lease pursuant to the terms of this Section 8, within 120 days of the scheduled date therefore, Sublessee may deliver a notice to Sublessor revoking its election to lease such ROFO Space, which notice shall be effective thirty (30) days after receipt thereof by Sublessor, provided, however, that if Sublessor delivers such ROFO Space to Sublessee before the expiration of the foregoing thirty (30) day period, then Sublessee's revocation notice shall be of no further force and effect.

9. **Right of First Refusal**.

A. Subject to the terms of this Section 9, Sublessee shall have a continuing right of first refusal to lease any space (each, a "**ROFR Space**") that becomes available on the ninth (9th) floor of the Building, at such time as a third party (except for a JMB Related Party to whom Sublessee's right of first refusal is subject pursuant to Section 9E, below) has expressed an interest in leasing such ROFR Space, on the same terms and provisions then in effect under the Sublease, except that (a) the Annual Base Sublease Rent for any ROFR Space shall be equal to the rate then applicable to the 11th floor portion of the Primary Premises **minus** $2.00 per rentable square foot per year (and subject to the same annual increases of $0.50 per rentable square foot as applicable to the 11th floor of the Primary Premises); and (b) Sublessor shall provide in connection with such ROFR Space an allowance to Sublessee (the "**ROFR Space Allowance**") that shall be determined as follows:

(1) in the event that Sublessee's sublease with respect to any ROFR Space commences prior to October 1, 2013, then the ROFR Space Allowance with respect to such ROFR Space shall be equal to $55.00, multiplied by (i) the rentable square footage of the ROFR Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Sublease Rent for the ROFR Space and ending on the Original Expiration Date, and the denominator of which is one hundred fifty-six (which is the total number of months in the Sublease Term through the Original Expiration Date);

(2) in the event that Sublessee's sublease with respect to any ROFR Space commences after October 1, 2013, then the ROFR Space Allowance with respect to such ROFR Space shall be equal to $70.00, multiplied by (i) the rentable square footage of the ROFR Space, and (ii) a fraction, the numerator of which is the number of months remaining in the period from and after commencement of Sublease Rent for the ROFR Space and ending on September 30,

2026, and the denominator of which is one hundred fifty-six (which is the total number of months from October 1, 2013 to September 30, 2026).

The ROFR Space Allowance will be available for Sublessee's use in connection with its initial improvements to the ROFR Space (the "**ROFR Space Improvements**"). Sublessor shall pay Sublessee or its designee, as set forth and in accordance with the Work Agreement, the ROFR Space Allowance within twenty (20) days of presentation by Sublessee of invoices, and partial or final lien waivers as applicable, with respect to the ROFR Space Improvements. Sublessee shall forfeit any portion of the ROFR Space Allowance for which Sublessee does not submit invoices and lien waivers during the twelve (12) month period immediately following delivery of the ROFR Space to Sublessee in connection with the ROFR Space Improvements.

B. Sublessor shall notify Sublessee in writing (a "**ROFR Notice**") within thirty (30) days after Sublessor has agreed in principle as to the major economic terms of any proposed lease with any third party (other than a JMB Related Party) for any ROFR Space. Such ROFR Notice shall include the approximate date that Sublessor anticipates that the ROFR Space will be available to Sublessee, and the exact size and location of the ROFR Space. Notwithstanding the foregoing or anything to the contrary in this Section 9, in the event that Sublessor has offered ROFO Space to Sublessee pursuant to Section 8, above, Sublessee has failed to exercise its right of first opportunity with respect to such ROFO Space and, pursuant to Section 8D, Sublessor is entitled to freely lease such ROFO Space for six (6) months as provided in Section 8D, then Sublessor shall have no obligation to deliver a ROFR Notice with respect to such ROFO Space and Sublessee shall have no right of first opportunity with respect to such ROFO Space during the 6-month period provided for in Section 8D.

C. Sublessee shall have seven (7) business days after receipt of a ROFR Notice in which to notify Sublessor in writing, exercising Sublessee's right to lease any applicable ROFR Space on the terms described herein. If Sublessee exercises the right to lease such ROFR Space, said lease shall commence on the earlier to occur of (a)(i) sixty (60) days after Sublessor delivers the ROFR Space to Sublessee, if such ROFR Space is for less than one-half of the 9th floor of the Building, or (ii) seventy-five (75) days after Sublessor delivers the ROFR Space to Sublessee, if such ROFR Space is for one-half or more of 9th floor of the Building, and (b) the date Sublessee opens for business in the ROFR Space, and shall continue for the duration of the Sublease Term. Effective on the commencement date for Sublessee's lease of the ROFR Space, Sublessee's Prorata Share shall be increased to reflect the addition of the ROFR Space to the Sublease Premises. After Sublessee validly exercises the right of first refusal provided herein, the parties shall execute an amendment to the Sublease, adding the ROFR Space, or a new lease for the ROFR Space, or such other documentation as Sublessor shall reasonably require, promptly after Sublessor shall prepare the same, in order to confirm the leasing of such ROFR Space to Sublessee, but an otherwise valid exercise of the right of first refusal contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

D. The foregoing right of first refusal shall apply only with respect to the entire ROFR Space, and may not be exercised with respect to only a portion thereof, unless only a portion shall first become available (in which case, the foregoing right of first refusal shall apply to such portions, as the same become available). If Sublessee shall fail to exercise such right of first refusal, after notice by Sublessor of the availability of the applicable ROFR Space, Sublessor may

thereafter, for a period of six (6) months, freely lease all or a portion of the applicable ROFR Space to any other party, at any time, on any terms, in Sublessor's sole discretion. If such ROFR Space is not leased within said period, the foregoing right of first refusal shall again be applicable to such ROFR Space.

E. The foregoing right of first refusal shall be subject to the existing tenants or occupants of the ROFR Space renewing their existing leases pursuant to options to extend previously granted, and in all events is subject and subordinate to any existing rights of any other parties to lease the ROFR Space, if such existing rights have already been granted prior to the date of this Sublease. Further, the foregoing right of first refusal is in all events subject and subordinate to the rights of (i) a JMB Related Party to renew or extend the terms of such JMB Related Party's leasing of any ROFR Space currently leased or subleased by such JMB Related Party as of the Effective Date, whether pursuant to options to extend previously granted or pursuant to any other agreement heretofore or hereafter entered into by Sublessor and such JMB Related Party, and (ii) a JMB Related Party to lease space on the 9th Floor of the Building free of Sublessee's right of first refusal granted herein.

F. If Sublessee exercises any right of first refusal granted herein, Sublessor does not guarantee that the applicable ROFR Space will be available on the commencement date for the lease thereof, if the then existing occupants of the ROFR Space shall hold-over, or for any other reason beyond Sublessor's reasonable control. In such event rent with respect to the ROFR Space shall be abated until Sublessor legally delivers the same to Sublessee, as Sublessee's sole recourse. Sublessee's exercise of any such right of first refusal shall not operate to cure any default by Sublessee of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Sublessor arising by virtue of such default. The right of first refusal herein shall, at Sublessor's election, be null and void, if (a) Sublessee is in default under the Sublease, after receipt of notice thereof and the passage of any applicable cure period provided for in this Sublease, on the date Sublessee exercises its rights hereunder or at any proposed commencement date of the Sublease for the applicable ROFR Space, (b) Sublessee is in default under this Sublease, after the expiration of any applicable notice and cure period, during the period between the date Sublessee exercises its rights hereunder and the proposed commencement date of the Sublease for the applicable ROFR Space, (c) Sublessee exercises the Contraction Right set forth in Section 10 of this Amendment, (d) Sublessee exercise any "Contraction Rights" as defined in the Primary Lease Fifth Amendment, or (e) Sublessee does not exercise any of the Fourth Expansion Right, the First 9th Floor Expansion Right or the Second 9th Floor Expansion Right. If the Sublease or Sublessee's right to possession of the entire Sublease Premises shall terminate in any manner whatsoever before Sublessee shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer, the right to lease the ROFR Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Sublessee. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the right of first refusal granted herein. Sublessee agrees that time is of the essence of this provision.

G. If, due to the holdover of any existing tenant, Sublessor fails to deliver to Sublessee any ROFR Space, which Sublessee has elected to lease pursuant to the terms of this Section 9, within 120 days of the scheduled date therefore, Sublessee may deliver a notice to Sublessor revoking its election to lease such ROFR Space, which notice shall be effective thirty (30)

days after receipt thereof by Sublessor, provided, however, that if Sublessor delivers such ROFR Space to Sublessee before the expiration of the foregoing thirty (30) day period, then Sublessee's revocation notice shall be of no further force and effect.

10. **Contraction Right**.

A. If, and only if, Sublessee has exercised the First Contraction Right pursuant to and in accordance with Section 4A of the Primary Lease Fifth Amendment, then Sublessee shall have the right (the "**Contraction Right**") to terminate this Sublease with respect to the portion of the Sublease Premises located on the 13th Floor of the Building (including, if Sublessee has exercised the Fourth Expansion Right, the Fourth Expansion Space) (collectively, the "**13th Floor Space**"), provided that (a) the Contraction Right may be exercised only by giving Sublessor written notice of Sublessee's intention to terminate this Sublease with respect to the 13th Floor Space no later than September 30, 2017, (b) the effective date of such termination (the "**Termination Date**") shall be October 1, 2018, and (c) Sublessee pays to Sublessor a termination fee with respect to the 13th Floor Space (the "**13th Floor Termination Fee**") equal to the $30.00 per rentable square foot of the 13th Floor Space. One half (1/2) of the 13th Floor Termination Fee shall be paid concurrently with the delivery of Sublessee's notice electing to exercise the Contraction Right, and one half (1/2) of 13th Floor Termination Fee shall be paid prior to September 1, 2018.

B. The Contraction Right shall, at Sublessor's election, be null and void if Sublessee is in default under this Sublease, after the expiration of any applicable notice and cure period, as of the date that Sublessee notifies Sublessor of its exercise of the Contraction Right or upon the effective date of the Contraction Right.

C. Sublessee's exercise of the Contraction Right shall not operate to cure any default by Sublessee of any of the terms or provisions in this Sublease, nor to extinguish or impair any rights or remedies of Sublessor arising by virtue of such default. If the Sublease or Sublessee's right to possession of the entire Sublease Premises shall terminate in any manner whatsoever before Sublessee shall exercise the right herein provided, or if a Transfer of all or any portion of the Sublease Premises to a Party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer the Contraction Right herein granted shall simultaneously terminate and become null and void. Such right is personal to Sublessee. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the Contraction Right granted herein. Time is of the essence of this provision.

11. **Ratification.** The parties hereby affirm and ratify the Sublease as modified by this Amendment. No further changes to the Sublease may be made except by written agreement signed by the parties. In the event of any conflict or inconsistency between the terms of the Sublease and this Amendment, the provisions of this Amendment shall govern and control. Nothing contained herein is intended to affect Sublessee's right to exercise the Fourth Expansion Right.

12. **Successors and Assigns**. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

13. **Counterparts**. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

14. **No Broker.** Neither Sublessor nor Sublessee has dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than Steinco, Inc. and Thomas Omundson, whose commissions shall be paid by Sublessor pursuant to separate written agreements. Sublessor and Sublessee shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

15. **Whole Agreement.** This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Sublease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Sublease and this Amendment, the latter provisions shall govern and control. Except as expressly amended herein, the original terms and conditions of the Sublease remain in full force and effect.

16. **Not an Offer.** Neither party shall be bound by this Amendment until Sublessor, Sublessee and Landlord have executed and delivered the same to the other parties.

17. **Capitalized Terms.** All capitalized terms used but not defined herein shall have the meanings attributed to them in the Sublease.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT A

Work Agreement

This Work Agreement is attached to and made a part of that certain Sixth Amendment to Sublease Agreement (the "**Amendment**"), by and between JMB Realty Corporation, a Delaware corporation ("**Sublessor**"), and Grosvenor Capital Management, L.P., an Illinois limited partnership ("**Sublessee**"), as consented to and agreed upon by 900 North Michigan, LLC, a Delaware limited liability company ("**Landlord**"). All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Sublease, as amended by the Amendment. This Work Agreement applies with respect to the following improvements to be performed by Sublessee pursuant to the Amendment: (1) the work to be performed by Sublessee to the Current Sublease Premises pursuant to Section 3 of the Amendment (the "**Current Sublease Premises Work**"), (2) the First 9th Floor Expansion Space Improvements, (3) the Second 9th Floor Expansion Space Improvements, (4) the Fourth Expansion Improvements, (5) any ROFO Space Improvements, and (6) any ROFR Space Improvements. At such time as any of the foregoing improvements are to be performed by Sublessee, the applicable improvements to be performed shall constitute and be referred to in this Work Agreement as "**Work.**" The applicable portion of the Sublease Premises to which any Work is then going to be performed shall constitute and be referred to in this Work Agreement as the "**Space.**" Pursuant to the Amendment, Sublessor has agreed to provide Sublessee with the following tenant improvement allowances: (1) the Immediately Available Allowance and the 2018 Allowance (if not forfeited pursuant to the terms of the Amendment) with respect to the Current Sublease Premises Work, (2) the First 9th Floor Expansion Allowance with respect to the First 9th Floor Expansion Space Improvements, (3) the Second 9th Floor Expansion Allowance with respect to the Second 9th Floor Expansion Space Improvements, (4) the Fourth Expansion Allowance, (5) a ROFO Space Allowance with respect to any ROFO Space, and (6) a ROFR Space Allowance with respect to any ROFR Space. At such time as Work is being performed to which any of the foregoing tenant improvement allowances relate, such tenant improvement allowance shall constitute and be referred to herein as the "**Allowance.**"

1. The Work. Under the Sublease, as amended by this Amendment, Sublessee has agreed to accept the applicable Space "as is," without any obligations for the performance of improvements or other work by Sublessor. Sublessee desires to perform certain improvements to the applicable Space in connection with its initial occupancy thereof. The Work shall be in accordance with the provisions of this Work Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Sublease and the Amendment, including without limitation, Section 14 thereof. Performance of the Work shall not serve to abate or extend the time for the commencement of Sublease Rent under the Sublease with respect to the applicable Space, except to the extent Sublessor delays approvals beyond the times permitted below.

2. Cost of the Work. Except as provided hereinafter, Sublessee shall pay all costs (the "**Costs of the Work**") associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space Planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing

sprinkler heads, either within or outside the Space required as a result of the layout, design, or construction of the Work.

Of the Costs of the Work, Sublessor shall pay to Sublessee the Allowance applicable to the Space for which the Work is being performed. The applicable Allowance will be available for Sublessee's use in connection with its initial improvements to the Space and shall be funded by Sublessor within twenty (20) days after Sublessee has submitted all invoices, lien waivers, affidavits of payment, and such other evidence as Sublessor may reasonably require that no mechanic's, materialmen's or other such liens have been or may be filed against the Building or the Space arising out of the design or performance of the Work; and the Work has been completed in accordance with the "Space Plan" and "Working Drawings" (as described in Section 15 of this Work Agreement) approved by Sublessor in writing in accordance with the provisions hereof. In the alternative, at Sublessee's request, Sublessor shall fund the Allowance in installments, not more frequently than monthly, based on applications for payment and releases of lien rights, submitted by Sublessee on Sublessor's standard form for use by contractors requesting progress payments, together with such lien releases and affidavits of payments by Sublessee's general contractor and subcontractors contemplated therein, and such other documentation as Sublessor may reasonably require. Sublessor may issue checks to fund the Allowance jointly to Sublessee, its general contractor, and, at Sublessee's direction, to any subcontractors or suppliers. Payment of the Allowance shall be subject to the applicable provisions of the Amendment.

3. Space Plan and Specifications.

A. Prior to commencing any Work, Sublessee shall submit two (2) sets of the Space Plan to Sublessor and Landlord for approval.

B. Sublessor shall, within ten (10) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Sublessee of the reasons for such disapproval, which reasons may include the disapproval by Landlord or the failure of Landlord to approve the Space Plan. In the event Sublessor disapproves the Space Plan, Sublessee shall modify the same, taking into account the reasons given by Sublessor for said disapproval, and shall submit two sets of the revised Space Plan to Sublessor and Landlord within fifteen (15) days after receipt of Sublessor's initial disapproval.

4. Working Drawings and Engineering Report.

A. Prior to commencing any Work in any applicable Space, Sublessee shall submit to Sublessor and Landlord for approval two (2) sets of the Working Drawings, based upon the approved Space Plan, and a report (the "**Engineering Report**") from Sublessee's mechanical, structural, if required based upon Sublessor's review of preliminary plans for same, and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Sublessee.

B. Sublessor shall, within ten (10) working days after receipt thereof, either approve the Working Drawings and Engineering Report, or disapprove the same advising Sublessee of the reasons for disapproval, which reasons may include the disapproval by Landlord or the failure of Landlord to approve the Working Drawings. If Sublessor disapproves of the

Working Drawings or Engineering Report, Sublessee shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Sublessor for disapproval, within fifteen (15) days after receipt of Sublessor's initial disapproval.

5. Sublessor's Approval. Subject to Landlord's approval pursuant to the Master Lease, Sublessor shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout with finishes and materials generally conforming to building standard finishes and materials currently being used by Sublessor and Landlord at the Building, are compatible with the Building's shell and core construction, and if no modifications will be required for the Building electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. If Sublessor fails to approve or disapprove, or obtain Landlord's approval or disapproval of, any matter for which Sublessor's approval is required pursuant to Paragraph 3 or 4 above, then Sublessee may send a second written notice to Sublessor requesting approval of such matter, which second notice shall contain a statement in bold, capitalized letters at the top of the front page of such notice, as follows: "THIS IS THE SECOND NOTICE. FAILURE TO ADDRESS THE MATTER SET FORTH HEREIN RESULTS IN THE FORFEITURE OF APPROVAL RIGHTS FOR SUCH MATTER." Subject to the terms of the Master Lease, if Sublessor fails to approve or disapprove such matter within seven (7) days after receipt of the second notice, then such matter shall be deemed to have been approved by Sublessor.

6. Space Planners, Architects, Engineers. The Space Plan, Working Drawings, Engineering Report and the Work, shall be prepared and performed by such space planners, architects, engineers, and contractors as Landlord customarily engages or recommends for use at the Building; provided, Sublessee may substitute another licensed, bonded, reputable and qualified space planner, architect, engineer or contractor, who will work in harmony with each other and those of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America. Such substitutions may be made only with Sublessor's and Landlord's prior written approval. Subject to the terms of the Master Lease, such approval shall be granted or denied within fifteen (15) days after Sublessor receives from Sublessee a written request for such substitution, containing a reasonable designation of the proposed party's background, references and qualifications. Any such substitution shall not serve to delay the times for submission of the Space Plan, Working Drawings and Engineering Report required herein, except to the extent that Sublessor delays granting or denying approval beyond the aforementioned fifteen (15) day period.

7. Change Orders. No major changes, modifications, alterations or additions to any approved Space Plan or Working Drawings may be made without the prior written consent of the Sublessor and Landlord after the written request therefor by Sublessee, which consent, subject to the terms of the Master Lease, shall not be unreasonably withheld, conditioned or delayed. A major change would be a single change affecting the Systems and Equipment, or of a value of more than \$30,000 in any one instance, or \$100,000 in the aggregate. In the event that any of the Improvements are not constructed in accordance with the applicable approved Space Plan and Working Drawings with respect to such Improvements, then Sublessee shall not be permitted to occupy the applicable Space until the applicable Improvements reasonably comply in all respects

with the applicable approved Space Plan and Working Drawings; in such case, the Sublease Rent with respect to the applicable Space shall nevertheless commence to accrue and be payable as otherwise provided in the Sublease.

8. Compliance. All Work shall comply in all respects with the following: (a) the Building Code of the City of Chicago or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, (c) building material manufacturer's specifications, and (d) the terms and provisions of the Master Lease.

9. Guarantees. Each contractor, subcontractor and supplier participating in any Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor and supplier shall be responsible for the replacement or repair, without any additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Work and/or the Building and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to any Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Sublessor and Sublessee, as their respective interests may appear, and can be directly enforced by either. Sublessee covenants to give Sublessor any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Sublessor promptly after the same are entered.

10. Performance.

A. Any Work shall be commenced only after Sublessor and Landlord approve the Working Drawings with respect to such Work, and upon commencement shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Sublessee's control (except financial matters). All Work shall conform with the Working Drawings with respect thereto as approved by Sublessor and Landlord in writing, and Sublessor and Landlord may periodically inspect the Work for such compliance. All Work shall be coordinated under Sublessor's and Landlord's direction with the work being done or to be performed for or by other lessees in the Building so that the Work will not interfere with or delay the completion of any other construction work in the Building.

B. All Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with each approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

C. Sublessee shall be required to obtain and pay for all necessary permits and/or fees with respect to all of the Work, and the same shall be shown to Sublessor prior to commencement of any Work.

D. Each contractor and subcontractor shall be required to obtain prior written approval from Sublessor and Landlord for any space outside the applicable Space within the Building, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.

E. The contractors and subcontractors shall be required to remove from the applicable Space and dispose of, at least once a week and more frequently as Sublessor may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of any applicable Work, the contractors and subcontractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Building which has been brought in or created by the contractors and subcontractors in the performance of such Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Sublessee from Sublessor or Landlord with respect thereto, Sublessor or Landlord may cause the same to be removed by contract or otherwise as Sublessor or Landlord may determine expedient, and charge the cost thereof to Sublessee as additional Sublease Rent under the Sublease.

F. Sublessee shall obtain and furnish Sublessor all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Sublessee shall obtain utility service, including meter, from the utility company supplying service, unless Sublessor or Landlord elects to supply service and/or meters.

G. Sublessor's acceptance of any applicable Work as being complete in accordance with the applicable approved Space Plan and Working Drawings shall be subject to Sublessor's and Landlord's inspection and written approval. Sublessee shall give Sublessor five (5) days' prior written notification of the anticipated completion of any Work.

H. Sublessee shall, at its cost and expense construct, purchase, install and perform any and all items of Work, stock its merchandise and employ its personnel so as to obtain any governmentally required certificate of occupancy and to occupy the applicable Space as soon as possible, and in all cases on or before the date required therefor hereunder or under the Sublease.

I. If an expansion joint occurs within any Space, Sublessee shall install finish floor covering to or covering such joint in a workmanlike manner, and Sublessor shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

J. Copies of "as built" drawings shall be provided to Sublessor no later than thirty (30) days after completion of any Work.

K. Sublessor's and Landlord's approval of Sublessee's plans and specifications, and Sublessor's and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Work, or the design thereof, or of its compliance with Laws, codes and other legal requirements.

L. Sublessee shall conduct its labor relations and relations with employees so as to avoid strikes, picketing and boycotts of, on or about the Space or Building. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Sublessor or Landlord are established, conducted or carried out against Sublessee, its employees, agents, contractors, subcontractors or suppliers, in or about the Space or Building, Sublessee shall immediately close the Space and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.

M. Neither Sublessor nor Landlord shall be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Building or the Space as a result of the Work. If such disturbances or deficiencies result, Sublessee shall correct the same and restore the services to Sublessor's and Landlord's reasonable satisfaction, within a reasonable time.

N. If performance of the Work shall require that additional services or facilities (including without limitation, extra or after-hours elevator usage or cleaning services) be provided, Sublessee shall pay Sublessor's reasonable charges therefor. To the extent not previously delivered to Sublessee, concurrently with the execution of the Amendment, Sublessor shall provide Sublessee with a current schedule of these costs.

O. Sublessee's contractors shall comply with the rules of the Building and Sublessor's and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition must be performed after 6:00 p.m. or on weekends. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Space must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent office or mechanical areas.

P. Sublessor and Landlord may impose reasonable additional requirements from time to time in order to ensure that the Work, and the construction thereof does not disturb or interfere with any other lessees of the Building, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Building.

11. Insurance. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts. Employer's Liability Insurance in the amount of at least $500,000 per occurrence, and comprehensive general liability insurance of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Sublessor, Landlord and Sublessee as additional insureds, as well as the contractor or subcontractor. Sublessee shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Sublessee, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Sublessor before the construction is commenced or contractor's equipment is moved onto the Building. All policies of insurance must require that the carrier give Sublessor and Landlord thirty (30) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of any Work any

damage shall occur to the construction and improvements being made by Sublessee, then Sublessee shall repair the same at Sublessee's cost.

12. Signage. Notwithstanding anything contained herein to the contrary, Sublessor shall cause signage of building standard material and design to be placed on or near the door of the Space and Sublessee shall pay the cost thereof to Sublessor upon demand. The amount due from Sublessee therefor shall be deemed "Sublease Rent" under the Sublease. Sublessee shall promptly advise Sublessor what name or names Sublessee wishes for said signage. The content of all signage shall be subject to Sublessor's and Landlord's prior written approval. The signage requirement outlined above is for multi-Sublessee floors only. On floors fully occupied by Sublessee, Sublessee shall have the right to furnish and install signage that is of Sublessee's choice, layout and location, subject to reasonable Sublessor review and approval. No other signage may be installed or placed outside the Space by Sublessee.

13. Liens. Sublessee shall keep the Building and the Space free from any mechanic's, materialmen's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Sublessor and Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising in connection therewith. Sublessee shall give Sublessor and Landlord notice at least twenty (20) days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Sublessor and Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Sublessee shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Sublessor or Landlord, and if Sublessee shall fail to do so, Sublessor or Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount paid shall be deemed additional Sublease Rent under the Sublease payable upon demand, without limitation as to other remedies available to Sublessor under the Sublease. Nothing contained herein shall authorize Sublessee to do any act which shall subject Landlord's title to the Building or the Space to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or the Space arising in connection with the Work shall be null and void, or at Sublessor's and Landlord's option shall attach only against Sublessee's interest in the Space and shall in all respects be subordinate to Landlord's title to the Building and the Space.

14. Indemnity. Sublessee shall indemnify, defend and hold harmless Sublessor, Landlord, and their respective principals, partners, agents, trustees, beneficiaries, offices, employees and affiliates, from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Work, or Sublessee's failure to comply with the provisions hereof or any failure by Sublessee's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Sublessor's or Landlord's, as applicable, intentional or negligent acts.

15. Certain Definitions.

A. "**Space Plan**" herein means a floor plan, drawn to scale, showing: (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.

B. "**Working Drawings**" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling Planning, including lighting, switching and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture Planning showing details of space occupancy, (7) hardware schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms that would exceed the Building's in place loads, (12) demolition Planning, (13) partition construction Planning, (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the Work to be performed.

16. Taxes. Sublessee shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Sublessee's fixtures, furnishings, equipment and personal property located in the Space and the Work to the Space under this Work Agreement. Whenever possible, Sublessee shall cause all such items to be assessed and billed separately from the property of Sublessor and Landlord. In the event any such items shall be assessed and billed with the property of Sublessor or Landlord, Sublessee shall pay its share of such taxes, charges or other governmental impositions to Sublessor or Landlord, as applicable, within thirty (30) days after Sublessor or Landlord delivers a statement and a copy of the assignment or other documentation showing the amount of such impositions applicable to Sublessee.

17. INCORPORATED INTO SUBLEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE SUBLEASE AND THE AMENDMENT FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Sublease, the Amendment and this Work Agreement, the latter shall govern and control. If Sublessee shall default under this Work Agreement, Sublessor or Landlord may order that all Work being performed in the Space be stopped immediately, and that no further deliveries to the Space be made, until such default is cured, without limitation as to Sublessor's and Landlord's other remedies. Any amounts payable by Sublessee to Sublessor hereunder shall be paid as additional rent under the Sublease. Any default by the other party hereunder shall constitute a default under the Sublease and shall be subject to the remedies and other provisions applicable thereto under the Sublease. If Sublessee shall default under the Sublease or this Work Agreement and fail to cure the same within the time permitted for cure under the Sublease, at Sublessor's option, all amounts paid or incurred by Sublessor towards the Space shall become immediately due and payable as additional rent under the Sublease.

<u>**EXHIBIT B**</u>

Walton Street Capital, L.L.C. and LAMB Partners Extension Options for ROFO Space

As of May 31, 2012

Sublessor is providing the information set forth below to the best of Sublessor's knowledge as of the Effective Date of this Sixth Amendment to Sublease Agreement. To the extent of any conflicts between the information contained in this Exhibit B and the existing rights of third-party tenants set forth in written lease agreements as of the date hereof, the existing rights of third-party tenants shall control (as reasonably substantiated by Sublessor to Sublessee), and Sublessor shall have no liability to Sublessee if the information contained in this Exhibit ~~C~~ B is incorrect.

Floor	Tenant	RSF	Exp. Date	Options
9	JMB Realty Corp.	**28,729**	1-31-2020	
	Sublease/LAMB/Del. St./Rush St.	*12,178*	*12-31-2013*	*One 5-yr renewal*
	Sublease/Walton Street	*6,578*	*4-30-2012*	*Two 5-yr renewals*

Exhibit B

Work Agreement

This Work Agreement is attached to and made a part of that certain Fifth Amendment to Office Lease (the "**Amendment**"), by and between Grosvenor Capital Management, L.P., an Illinois limited partnership ("**Tenant**"), and 900 North Michigan, LLC, a Delaware limited liability company ("**Landlord**"). All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Existing Lease, as amended by the Amendment. This Work Agreement applies with respect to the following improvements to be performed by Tenant pursuant to the Amendment: (1) the work to be performed by Tenant to the Current Premises pursuant to Section 3 of the Amendment (the "**Current Premises Work**"), (2) the 2022 Expansion Improvements, (3) any ROFO Space Improvements, and (4) any ROFR Space Improvements. At such time as any of the foregoing improvements are to be performed by Tenant, the applicable improvements to be performed shall constitute and be referred to in this Work Agreement as "**Work.**" The applicable portion of the Premises to which any Work is then going to be performed shall constitute and be referred to in this Work Agreement as the "**Space.**" Pursuant to the Amendment, Landlord has agreed to provide Tenant with the following tenant improvement allowances: (1) the Immediately Available Allowance and the 2018 Allowance with respect to the Current Premises Work, (2) the 2022 Expansion Allowance with respect to the 2022 Expansion Improvements, (3) a ROFO Space Allowance with respect to any ROFO Space, and (4) a ROFR Space Allowance with respect to any ROFR Space. At such time as Work is being performed to which any of the foregoing tenant improvement allowances relate, such tenant improvement allowance shall constitute and be referred to herein as the "**Allowance.**"

1. The Work. Under the Lease, as amended by this Amendment, Tenant has agreed to accept the applicable Space "as is," without any obligations for the performance of improvements or other work by Landlord. Tenant desires to perform certain improvements to the applicable Space in connection with its initial occupancy thereof. The Work shall be in accordance with the provisions of this Work Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease and the Amendment, including without limitation, Paragraph 8 thereof. Performance of the Work shall not serve to abate or extend the time for the commencement of Rent under the Lease with respect to the applicable Space, except to the extent Landlord delays approvals beyond the times permitted below.

2. Cost of the Work. Except as provided hereinafter, Tenant shall pay all costs (the "**Costs of the Work**") associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space Planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Space required as a result of the layout, design, or construction of the Work.

Of the Costs of the Work, Landlord shall pay to Tenant the Allowance applicable to the Space for which the Work is being performed. The applicable Allowance will be available for Tenant's use in connection with its initial improvements to the Space and shall be funded by Landlord within twenty (20) days after Tenant has submitted all invoices, lien waivers, affidavits of payment, and such other evidence as Landlord may reasonably require that no mechanic's, materialmen's or other such liens have been or may be filed against the Building or the Space arising out of the design or performance of the Work; and the Work has been completed in accordance with the "Space Plan" and "Working Drawings" (as described in Section 15 of this Work Agreement) approved by Landlord in writing in accordance with the provisions hereof. In the alternative, at Tenant's request, Landlord shall fund the Allowance in installments, not more frequently than monthly, based on applications for payment and releases of lien rights, submitted by Tenant on Landlord's standard form for use by contractors requesting progress payments, together with such lien releases and affidavits of payments by Tenant's general contractor and subcontractors contemplated therein, and such other documentation as Landlord may reasonably require. Landlord may issue checks to fund the Allowance jointly to Tenant, its general contractor, and, at Tenant's direction, to any subcontractors or suppliers. Payment of the Allowance shall be subject to the applicable provisions of the Amendment.

3. <u>Space Plan and Specifications</u>.

A. Prior to commencing any Work, Tenant shall submit two (2) sets of the Space Plan to Landlord for approval.

B. Landlord shall, within ten (10) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval, which reasons may include the disapproval by Landlord or the failure of Landlord to approve the Space Plan. In the event Landlord disapproves the Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord within fifteen (15) days after receipt of Landlord's initial disapproval.

4. <u>Working Drawings and Engineering Report</u>.

A. Prior to commencing any Work in any applicable Space, Tenant shall submit to Landlord for approval two (2) sets of the Working Drawings, based upon the approved Space Plan, and a report (the "**Engineering Report**") from Tenant's mechanical, structural, if required based upon Landlord's review of preliminary plans for same, and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.

B. Landlord shall, within ten (10) working days after receipt thereof, either approve the Working Drawings and Engineering Report, or disapprove the same advising Tenant of the reasons for disapproval, which reasons may include the disapproval by Landlord or the failure of Landlord to approve the Working Drawings. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and

a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, within fifteen (15) days after receipt of Landlord's initial disapproval.

5. Landlord's Approval. Subject to Landlord's approval pursuant to the Master Lease, Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Building, are compatible with the Building's shell and core construction, and if no modifications will be required for the Building electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. If Landlord fails to approve or disapprove, or obtain Landlord's approval or disapproval of, any matter for which Landlord's approval is required pursuant to Paragraph 3 or 4 above, then Tenant may send a second written notice to Landlord requesting approval of such matter, which second notice shall contain a statement in bold, capitalized letters at the top of the front page of such notice, as follows: "THIS IS THE SECOND NOTICE. FAILURE TO ADDRESS THE MATTER SET FORTH HEREIN RESULTS IN THE FORFEITURE OF APPROVAL RIGHTS FOR SUCH MATTER." Subject to the terms of the Master Lease, if Landlord fails to approve or disapprove such matter within seven (7) days after receipt of the second notice, then such matter shall be deemed to have been approved by Landlord.

6. Space Planners, Architects, Engineers. The Space Plan, Working Drawings, Engineering Report and the Work, shall be prepared and performed by such space planners, architects, engineers, and contractors as Landlord customarily engages or recommends for use at the Building; provided, Tenant may substitute another licensed, bonded, reputable and qualified space planner, architect, engineer or contractor, who will work in harmony with each other and those of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America. Such substitutions may be made only with Landlord's prior written approval. Subject to the terms of the Master Lease, such approval shall be granted or denied within fifteen (15) days after Landlord receives from Tenant a written request for such substitution, containing a reasonable designation of the proposed party's background, references and qualifications. Any such substitution shall not serve to delay the times for submission of the Space Plan, Working Drawings and Engineering Report required herein, except to the extent that Landlord delays granting or denying approval beyond the aforementioned fifteen (15) day period.

7. Change Orders. No major changes, modifications, alterations or additions to any approved Space Plan or Working Drawings may be made without the prior written consent of the Landlord after the written request therefor by Tenant, which consent, subject to the terms of the Master Lease, shall not be unreasonably withheld, conditioned or delayed. A major change would be a single change affecting the Systems and Equipment, or of a value of more than $30,000 in any one instance, or $100,000 in the aggregate. In the event that any of the Improvements are not constructed in accordance with the applicable approved Space Plan and Working Drawings with respect to such Improvements, then Tenant shall not be permitted to occupy the applicable Space until the applicable Improvements reasonably comply in all respects with the applicable approved

Space Plan and Working Drawings; in such case, the Rent with respect to the applicable Space shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

8. Compliance. All Work shall comply in all respects with the following: (a) the Building Code of the City of Chicago or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, (c) building material manufacturer's specifications, and (d) the terms and provisions of the Master Lease.

9. Guarantees. Each contractor, subcontractor and supplier participating in any Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor and supplier shall be responsible for the replacement or repair, without any additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Work and/or the Building and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to any Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

10. Performance.

A. Any Work shall be commenced only after Landlord approves the Working Drawings with respect to such Work, and upon commencement shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Work shall conform with the Working Drawings with respect thereto as approved by Landlord in writing, and Landlord may periodically inspect the Work for such compliance. All Work shall be coordinated under Landlord's direction with the work being done or to be performed for or by other lessees in the Building so that the Work will not interfere with or delay the completion of any other construction work in the Building.

B. All Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with each approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

C. Tenant shall be required to obtain and pay for all necessary permits and/or fees with respect to all of the Work, and the same shall be shown to Landlord prior to commencement of any Work.

D. Each contractor and subcontractor shall be required to obtain prior written approval from Landlord for any space outside the applicable Space within the Building, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.

E. The contractors and subcontractors shall be required to remove from the applicable Space and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of any applicable Work, the contractors and subcontractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Building which has been brought in or created by the contractors and subcontractors in the performance of such Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional Rent under the Lease.

F. Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including meter, from the utility company supplying service, unless Landlord elects to supply service and/or meters.

G. Landlord's acceptance of any applicable Work as being complete in accordance with the applicable approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord five (5) days' prior written notification of the anticipated completion of any Work.

H. Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of Work, stock its merchandise and employ its personnel so as to obtain any governmentally required certificate of occupancy and to occupy the applicable Space as soon as possible, and in all cases on or before the date required therefor hereunder or under the Lease.

I. If an expansion joint occurs within any Space, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

J. Copies of "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of any Work.

K. Landlord's approval of Tenant's plans and specifications, and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Work, or the design thereof, or of its compliance with Laws, codes and other legal requirements.

L. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing and boycotts of, on or about the Space or Building. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are

established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Space or Building, Tenant shall immediately close the Space and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.

M. Neither Landlord nor Landlord shall be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Building or the Space as a result of the Work. If such disturbances or deficiencies result, Tenant shall correct the same and restore the services to Landlord's reasonable satisfaction, within a reasonable time.

N. If performance of the Work shall require that additional services or facilities (including without limitation, extra or after-hours elevator usage or cleaning services) be provided, Tenant shall pay Landlord's reasonable charges therefor. To the extent not previously delivered to Tenant, concurrently with the execution of the Amendment, Landlord shall provide Tenant with a current schedule of these costs.

O. Tenant's contractors shall comply with the rules of the Building and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition must be performed after 6:00 p.m. or on weekends. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Space must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent office or mechanical areas.

P. Landlord may impose reasonable additional requirements from time to time in order to ensure that the Work, and the construction thereof does not disturb or interfere with any other lessees of the Building, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Building.

11. Insurance. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts. Employer's Liability Insurance in the amount of at least $500,000 per occurrence, and comprehensive general liability insurance of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Landlord, Landlord and Tenant as additional insureds, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto the Building. All policies of insurance must require that the carrier give Landlord thirty (30) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of any Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost.

12. Signage. Notwithstanding anything contained herein to the contrary, Landlord shall cause signage of building standard material and design to be placed on or near the door of the Space and Tenant shall pay the cost thereof to Landlord upon demand. The amount due from Tenant therefor shall be deemed "Rent" under the Lease. Tenant shall promptly advise Landlord what name or names Tenant wishes for said signage. The content of all signage shall be subject to Landlord's prior written approval. The signage requirement outlined above is for multi-Tenant floors only. On floors fully occupied by Tenant, Tenant shall have the right to furnish and install signage that is of Tenant's choice, layout and location, subject to reasonable Landlord review and approval. No other signage may be installed or placed outside the Space by Tenant.

13. Liens. Tenant shall keep the Building and the Space free from any mechanic's, materialmen's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount paid shall be deemed additional Rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject Landlord's title to the Building or the Space to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or the Space arising in connection with the Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Space and shall in all respects be subordinate to Landlord's title to the Building and the Space.

14. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord, Landlord, and their respective principals, partners, agents, trustees, beneficiaries, offices, employees and affiliates, from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Work, or Tenant's failure to comply with the provisions hereof or any failure by Tenant's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Landlord's or Landlord's, as applicable, intentional or negligent acts.

15. Certain Definitions.

A. "**Space Plan**" herein means a floor plan, drawn to scale, showing: (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.

B. **"Working Drawings"** herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling Planning, including lighting, switching and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture Planning showing details of space occupancy, (7) hardware schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms that would exceed the Building's in place loads, (12) demolition Planning, (13) partition construction Planning, (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the Work to be performed.

16. <u>Taxes</u>. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Space and the Work to the Space under this Work Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord, as applicable, within thirty (30) days after Landlord delivers a statement and a copy of the assignment or other documentation showing the amount of such impositions applicable to Tenant.

17. <u>INCORPORATED INTO LEASE; DEFAULT</u>. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE AND THE AMENDMENT FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease, the Amendment and this Work Agreement, the latter shall govern and control. If Tenant shall default under this Work Agreement, Landlord may order that all Work being performed in the Space be stopped immediately, and that no further deliveries to the Space be made, until such default is cured, without limitation as to Landlord's other remedies. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Work Agreement and fail to cure the same within the time permitted for cure under the Lease, at Landlord's option, all amounts paid or incurred by Landlord towards the Space shall become immediately due and payable as additional rent under the Lease.

Exhibit C

Stacking Plan as of May 31, 2012

Landlord is providing the information set forth below to the best of Landlord's knowledge as of the Effective Date of this Fifth Amendment to Office Lease. To the extent of any conflicts between the information contained in this Exhibit C and the existing rights of third-party tenants set forth in written lease agreements as of the date hereof, the existing rights of third-party tenants shall control (as reasonably substantiated by Landlord to Tenant), and Landlord shall have no liability to Tenant if the information contained in this Exhibit C is incorrect.

Floor	Tenant	RSF	Exp. Date	Options
20	Grosvenor Capital Management	**24,391**	9-30-2026	Two 5-yr renewal options
19	Walton Street Capital	**24,155**	8-31-2017	One 5-yr renewal option
18	Gordon Management	11,510	11-30-2018	
	Nippon Steel	6,496	12-31-2020	
	Walton Street Capital	6,149	8-31-2017	One 5-yr renewal option
		24,155		
17	Home Services/K&S	17,979	12-31-2013	LAMB Option #1*
	Grosvenor Capital Management	3,889	9-30-2026	Two 5-yr renewal options
	JMB Realty	2,287	1-31-2020	
		24,155		
16	Standard Parking	**24,155**	9-30-2013	LAMB Option #2*
15	JMB Insurance	**24,246**	4-30-2014	One 5-yr renewal option
14	JMB Realty Corp.	**24,246**	1-31-2020	
13	JMB Realty Corp.	**24,246**	1-31-2020	
	Sublease/GCM	*19,690*	*1-31-2020*	
	Sublease/JHL Capital	*4,557*	*12-31-2013*	*GCM 4th Exp. Option***
		24,246		
	GCM – Direct Lease	19,690	2-1-2020 thru 9-30-2026	Two 5 –yr renewal options
12	Grosvenor Capital Management	**24,246**	9-30-2026	Two 5-yr renewal options
11	Grosvenor Capital Management	**24,246**	9-30-2026	Two 5-yr renewal options
10	Pircher Nichols & Meeks	16,887	8-31-2013	
	Standard Parking	5,201	9-30-2013	
		22,088		
9	JMB Realty Corp.	**28,729**	1-31-2020	GCM Exp. Options ***

JMB/Godsey Group	*6,386*	*1-30-2020*	
JMB/Hull Group	*2,765*	*1-30-2020*	
Sublease/LAMB/Del. St./Rush St.	*12,178*	*12-31-2013*	*One 5-yr renewal*
Sublease/Walton Street	*6,578*	*4-30-2012*	*Two 5-yr renewals*
JMB Suite 955	*822*	*1-30-2020*	

Notes :

*LAMB has the first option right to lease approximately 15,000 rsf on either the 16th floor upon the expiration of the Standard Parking lease, or the 17th floor upon the expiration of the Koenig & Strey lease.

**JHL lease expires 5-31-2015, but is terminable early if GCM exercises its 4th Expansion Option.

***GCM has three (3) expansion options on the 9th floor. See Paragraph 7 of the 6th Amendment to Sublease and Paragraph 6 of the 5th Amendment to Lease.

Additional Notes:

GCM has contraction options on the 20th and 13th floors. See 5th Amendment to Lease and 6th Amendment to Sublease.

GCM has a termination option for all its premises effective 9-30-2022. See 5th Amendment to Lease.

WSC has ROFO rights for additional space on the 16th, 17th and 18th floors subordinate to LAMB's and GCM's rights.